Exhibit 3.2








                              AMENDED AND RESTATED

                                    AGREEMENT

                                       OF

                               LIMITED PARTNERSHIP

                                       OF

                            HEARTLAND PARTNERS, L.P.










NYFS11...:\89\51989\0003\2286\AGRD077V.380

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
                                    ARTICLE I

DEFINITIONS................................................................  A-1

                                   ARTICLE II

                                  ORGANIZATION

SECTION 2.01.  Formation of Partnership....................................  A-6
SECTION 2.02.  Organizational Limited Partner..............................  A-7
SECTION 2.03.  Name........................................................  A-7
SECTION 2.04.  Place of Business...........................................  A-7
SECTION 2.05.  Registered Office and Registered Agent......................  A-7

                                   ARTICLE III

                                    PURPOSES

SECTION 3.01.  Purposes and Business.......................................  A-7
SECTION 3.02.  Powers......................................................  A-8
SECTION 3.03.  Changes in the Tax Laws.....................................  A-8

                                   ARTICLE IV

TERM OF THE PARTNERSHIP....................................................  A-8

                                    ARTICLE V

                                CAPITAL ACCOUNTS

SECTION 5.01.  Capital Contributions.......................................  A-8
SECTION 5.02.  Capital Accounts............................................ A-10
SECTION 5.03.  Negative Capital Accounts................................... A-11
SECTION 5.04.  General Partner Not Personally Liable for Return of Capital. A-11

                                   ARTICLE VI

                        PROFITS AND LOSSES, DISTRIBUTIONS

SECTION 6.01.  Fiscal Year, Fiscal Period, Taxable Year.................... A-11
SECTION 6.02.  Determination of Profits and Losses......................... A-11
SECTION 6.03.  Allocations for Capital Account Purposes.................... A-12
SECTION 6.04.  Allocations for Tax Purposes................................ A-12
SECTION 6.05.  Amendment of Allocation Provisions.......................... A-13
SECTION 6.06.  Distributions............................................... A-13

                                                                           PAGE
                                                                           ----

                                   ARTICLE VII

                                   MANAGEMENT

SECTION 7.01.  Management and Control of the Partnership................... A-15
SECTION 7.02.  Powers of General Partner................................... A-15
SECTION 7.03.  Title to Assets of the Partnership.......................... A-16
SECTION 7.04.  Other Business Activities of Partners....................... A-17
SECTION 7.05.  Transactions with General Partner or Affiliate.............. A-17
SECTION 7.06.  Liability of General Partner to Partnership and Limited
                Partners or Assignees...................................... A-17
SECTION 7.07.  Indemnification of General Partner and Affiliates........... A-17
SECTION 7.08.  Other Matters Concerning General Partner.................... A-18
SECTION 7.09.  Purchase or Sale of Units................................... A-19
SECTION 7.10.  Resolution of Conflicts of Interest......................... A-19

                                  ARTICLE VIII

                                LIMITED PARTNERS

SECTION 8.01.  Liability of Limited Partners............................... A-20
SECTION 8.02.  No Management by Limited Partners........................... A-20

                                   ARTICLE IX

               ISSUANCE OF ADDITIONAL INTEREST IN THE PARTNERSHIP

SECTION 9.01.  Additional Issuances of Securities; Additional Issuance
                 of Units.................................................. A-20
SECTION 9.02.  Splits and Combinations..................................... A-21
SECTION 9.03.  No Preemptive Rights........................................ A-22

                                    ARTICLE X

                            COMPENSATION AND EXPENSES

SECTION 10.01. Compensation to General Partner............................. A-22
SECTION 10.02. Direct and Indirect Expenses; Expenses in Connection
                 with Organization of Partnership and Offering of Units.... A-22

                                   ARTICLE XI

                                FINANCIAL MATTERS

SECTION 11.01. Books and Records........................................... A-23
SECTION 11.02. Financial Statements and Information........................ A-23
SECTION 11.03. Accounting Decisions........................................ A-24
SECTION 11.04. Place Maintained............................................ A-24
SECTION 11.05. Preparation of Tax Returns.................................. A-24
SECTION 11.06. Tax Elections............................................... A-24
SECTION 11.07. Tax Controversies........................................... A-24

                                                                            PAGE
                                                                            ----


                                   ARTICLE XII

                          ISSUANCE OF UNIT CERTIFICATES

SECTION 12.01. Issuance of Unit Certificates............................... A-25
SECTION 12.02. Registration of Transfer and Exchange....................... A-25
SECTION 12.03. Mutilated, Lost, Stolen or Destroyed Certificates........... A-25
SECTION 12.04. Registered Holder........................................... A-26

                                  ARTICLE XIII

                TRANSFER OF GENERAL PARTNER'S INTEREST AND UNITS;
                           ADMISSION OF NEW PARTNERS

SECTION 13.01. Transfer of General Partner's Interest...................... A-26
SECTION 13.02. Admission of an Additional or Successor General Partner..... A-27
SECTION 13.03. Transfer of Units and the Class B Limited Partnership
                 Interest.................................................. A-27
SECTION 13.04. Allocations and Distributions Subsequent to Assignment...... A-29
SECTION 13.05. Admission of Substituted Limited Partners; Assignees........ A-29
SECTION 13.06. Admission of Additional Limited Partners.................... A-29

                                   ARTICLE XIV

                             WITHDRAWAL AND REMOVAL

SECTION 14.01. Withdrawal or Removal of General Partner.................... A-30
SECTION 14.02. Interest Upon Withdrawal or Removal......................... A-30
SECTION 14.03. Limitations on Withdrawal or Removal of General Partner
                 and Election of Successor General Partner................. A-31
SECTION 14.04. Amendment of Agreement and Certificate of Limited
                 Partnership............................................... A-31

                                   ARTICLE XV

                           DISSOLUTION AND LIQUIDATION

SECTION 15.01. No Dissolution.............................................. A-31
SECTION 15.02. Events Causing Dissolution.................................. A-31
SECTION 15.03. Dissolution................................................. A-31
SECTION 15.04. Liquidation................................................. A-32
SECTION 15.05. Termination of Partnership.................................. A-32

                                   ARTICLE XVI

                             AMENDMENTS AND MEETINGS

SECTION 16.01. Amendments To Be Adopted Solely by the General Partner...... A-33
SECTION 16.02. Amendment Procedures........................................ A-33
SECTION 16.03. Amendment Restrictions...................................... A-34
SECTION 16.04. Meetings.................................................... A-34
SECTION 16.05. Notice of a Meeting......................................... A-34

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                                                                            PAGE
                                                                            ----

SECTION 16.06. Record Date................................................. A-35
SECTION 16.07. Adjournment................................................. A-35
SECTION 16.08. Waiver of Notice; Approval of Meeting; Approval of
                 Minutes................................................... A-35
SECTION 16.09. Quorum...................................................... A-35
SECTION 16.10. Conduct of Meeting.......................................... A-35
SECTION 16.11. Voting and Other Rights of Limited Partners................. A-36
SECTION 16.12. Action Without a Meeting.................................... A-36

                                  ARTICLE XVII

POWER OF ATTORNEY.......................................................... A-36

                                  ARTICLE XVIII

RIGHT TO ACQUIRE UNITS..................................................... A-37

                                   ARTICLE XIX

                            MISCELLANEOUS PROVISIONS

SECTION 19.01. Additional Actions and Documents............................ A-38
SECTION 19.02. Notices..................................................... A-38
SECTION 19.03. Severability................................................ A-39
SECTION 19.04. Survival.................................................... A-39
SECTION 19.05. Waivers..................................................... A-39
SECTION 19.06. Exercise of Rights.......................................... A-39
SECTION 19.07. Binding Effect.............................................. A-40
SECTION 19.08. Consent of Limited Partners................................. A-40
SECTION 19.09. Entire Agreement............................................ A-40
SECTION 19.10. Pronouns.................................................... A-40
SECTION 19.11. Headings.................................................... A-40
SECTION 19.12. Governing Law............................................... A-40
SECTION 19.13. Execution in Counterparts................................... A-40

                                   ARTICLE XX

EXECUTION.................................................................. A-41

            AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF
                            HEARTLAND PARTNERS, L.P.

     This AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF HEARTLAND PARTNERS, L.P. (the "Partnership"), dated as of June 27, 1990, is made and entered into by and among Milwaukee Land Company, an Iowa corporation ("MLC"), as General Partner, Chicago Milwaukee Corporation, a Delaware corporation ("CMC") (the "Organizational Limited Partner"), and all other Persons who shall in the future become Limited Partners in accordance with the provisions hereof, and who are listed as such on the books and records of the Partnership;

                              W I T N E S S E T H :

     WHEREAS, the General Partner heretofore has formed the Partnership by filing a Certificate of Limited Partnership with the office of the Secretary of State of the State of Delaware on October 6, 1988 and entering into an agreement of limited partnership of the Partnership dated as of October 4, 1988 (the "Original Agreement") with the initial organizational limited partner of the Partnership; and

     WHEREAS, the initial organizational limited partner of the Partnership on November 23, 1988 assigned his entire limited partnership interest in the Partnership, with the consent of the General Partner, to the Organizational Limited Partner and the Organizational Limited Partner was admitted as a limited partner of the Partnership prior to the withdrawal from the Partnership of the initial organizational limited partner; and

     WHEREAS, the General Partner and the Organizational Limited Partner amended and restated the Original Agreement in its entirety and entered into an amended and restated agreement of limited partnership of the Partnership dated as of November 23, 1988 (the "Second Agreement"); and

     WHEREAS, CMC and MLC, a wholly owned subsidiary of CMC, in consideration of the receipt by CMC and MLC of certain interests in the Partnership, will convey certain assets to the Operating Partnership (as defined below), and the Operating Partnership and the Partnership will assume most of the liabilities for claims remaining under the plan of reorganization of CMC Real Estate Corporation ("CMC Real Estate"), formerly a wholly owned subsidiary of CMC, and will assume certain liabilities of CMC and MLC, all in accordance with that certain Conveyance Agreement (as defined below); and

     WHEREAS, the General Partner will admit CMC and MLC as the initial Class A Limited Partners (the "Initial Class A Limited Partners") upon the effectiveness of the transfer of assets to the Operating Partnership pursuant to the Conveyance Agreement; and

     WHEREAS, the Partners desire to amend and restate in its entirety the Second Agreement as hereinafter set forth;

     NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, the Partners hereby amend and restate in its entirety the Second Agreement and it is hereby agreed as follows:


                                    ARTICLE I

                                   DEFINITIONS

     Unless the context otherwise specifies or requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified.

     Adjusted Property: Adjusted Property means any property the Carrying Value of which has been adjusted pursuant to Section 5.02. Upon the deemed distribution of an Adjusted Property by, and the recontribution of such property to, the Partnership for federal income tax purposes upon a termination of the Partnership pursuant to Section 708 of the Code, such property shall thereafter constitute a Contributed Property until the Carrying Value of such property is further adjusted pursuant to Section 5.02 hereof.

     Affiliate: Any Person that directly or indirectly controls, is controlled by, or is under common control with, the Person in question. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     Agreed Value: The Agreed Value of all Contributed Property transferred to the Partnership means the fair market value of such property as determined by the General Partner using such reasonable method of valuation as may be adopted by the General Partner. The General Partner shall allocate the Agreed Value of the Contributed Properties among each separate property constituting a Contributed Property by whatever method the General Partner deems reasonable.

     Agreement: This Amended and Restated Agreement of Limited Partnership, as it may be further amended, supplemented or restated from time to time.

     Assignee: (i) Any Common Stockholder on the Distribution Record Date who has not become a Class A Limited Partner, unless such Common Stockholder has properly instructed CMC, in the manner required by CMC in connection with the Distribution, to issue Units to which such Common Stockholder is entitled to another Person, in which case such Person shall be an Assignee if he has not become a Class A Limited Partner and (ii) any Person to whom one or more Units have been transferred in a manner permitted under this Agreement (a) if such Person (or a representative authorized by such Person orally or in writing) executes a Transfer Application, this Agreement or any other writing evidencing the intent of such Person to become a Limited Partner or (b) without such execution, if such Person (or a representative authorized by such Person orally or in writing) complies with the conditions for becoming a Limited Partner as set forth in this Agreement and requests (orally, in writing or by other action such as payment for a Unit) that the books and records of the Partnership reflect such admission or assignment and, in any case, the Transfer Agent subsequently records the transfer.

     Bankruptcy: The Bankruptcy of a Partner shall mean (i) the filing by a Partner of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of his debts under Title 11 of the United States Code (or corresponding provisions of future laws) or any other federal or state insolvency law, or the filing by a Partner of an answer consenting to or acquiescing in any such petition, (ii) the making by a Partner of any assignment for the benefit of his creditors or the admission by a Partner in writing of his inability to pay his debts as they mature, (iii) the filing of an involuntary petition under Title II of the United States Code (or corresponding provisions of future laws), an application for the appointment of a receiver for the assets of a Partner, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of his debts under any other federal or state insolvency law, provided that the same shall not have been vacated, set aside or stayed within such 60-day period, or (iv) the entry against it of a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect.

     Book-Tax Disparity: Book-Tax Disparity shall mean, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property, as may be adjusted from time to time, and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's or Assignee's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's or Assignee's Capital Account balance, as maintained pursuant to Section 5.02, and the hypothetical balance had such Partner's or Assignee's Capital Account been maintained strictly in accordance with tax accounting principles.

     Capital Account: With respect to any Partner or Assignee, shall have the meaning ascribed to such term in Section 5.02 hereof.

     Capital Contribution: A Capital Contribution shall have the meaning ascribed to such term in Section 5.01(d).

     Carrying Value: The Carrying Value of any property means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depletion, depreciation and cost recovery deductions charged to the Partners' and Assignees' Capital Accounts with respect to such property as of the time of determination, and (b) with respect to any other property, the adjusted basis of such property for federal income tax purposes as of the time of determination. The Carrying Value of any property shall be adjusted from time to time pursuant to Section 5.02.

     Certificate: A non-negotiable certificate issued by the Partnership evidencing ownership of one or more Units, substantially in the form of Annex 1 to this Agreement.

     Certificate of Limited Partnership Interest: The Certificate of Limited Partnership and any and all amendments thereto and restatements thereof filed on behalf of the Partnership with the other of the Secretary of State of the State of Delaware, as required under the Delaware RULPA.

     Class A Limited Partner: Each Person shown as a Class A Limited Partner of the Partnership on the books and records of the Partnership.

     Class A Limited Partnership Interest: The interest of a Class A Limited Partner in the Partnership.

     Class B Limited Partner: The Person shown as the Class B Limited Partner of the Partnership on the books and records of the Partnership.

     Class B Limited Partnership Interest: The interest of the Class B Limited Partner in the Partnership.

     Code: The Internal Revenue Code of 1986, as amended to date and hereafter amended, or any successor statute, and the applicable Treasury Regulations thereunder. Any reference herein to a specific provision of the Code shall be deemed to include a reference to the corresponding provision of any successor statute.

     Common Stockholders: The holders of record of the Common Stock, par value $1.00 per share, of CMC.

     Contributed Property: The interest in each property or asset contributed to the Partnership under or pursuant to the Conveyance Agreement or otherwise. Upon any adjustment to the Carrying Value of a Contributed Property pursuant to
Section 5.02, such property thereafter shall be deemed to be Adjusted Property for purposes of Section 6.04(b).

     Conveyance Agreement: The Conveyance Agreement, dated as of June 27, 1990, among CMC, MLC, the Operating Partnership and the Partnership, a copy of which shall be maintained in the principal office of the Partnership for inspection and copying by any interested party during normal business hours, pursuant to which (i) CMC and MLC will contribute certain real estate properties and other assets to the Operating Partnership and (ii) the Partnership and the Operating Partnership will agree to assume certain liabilities of CMC and MLC.

     Deferred Capital Contribution: A Deferred Capital Contribution shall have the meaning ascribed to such term in Section 5.01(c).

     Delaware RULPA: The Delaware Revised Uniform Limited Partnership Act, 6 Del
C. ss.17-101, et seq., as amended to date and hereafter amended, or any successor statute. Any reference herein to a specific provision of the Delaware RULPA shall be deemed to include a reference to the corresponding provision of any successor statute.

     Distribution: The distribution of Units by CMC to Persons who were its Common Stockholders on the Distribution Record Date.

     Distribution Date: The date CMC effects the Distribution.

     Distribution Record Date: The date fixed by CMC's Board of Directors as the record date for the distribution by CMC to its Common Stockholders of Units.

     Exchange Act: The Securities Exchange Act of 1934, as amended to date and hereafter amended, or any successor statute.

     General Partner: MLC, or any additional or successor general partner of the Partnership in its capacity as general partner of the Partnership.

     Limited Partner: Any Person shown as a limited partner of the Partnership on the books and records of the Partnership. A Person shall be admitted as a limited partner of the Partnership at the time such Person is listed as a limited partner on the books and records of the Partnership.

     Majority Vote: The written approval of, or an affirmative vote in accordance with Sections 16.11 and 16.12 by, holders of a majority of the outstanding Class A Limited Partnership Interests and Class B Limited Partnership Interest in Heartland, considered without distinction as to class, pursuant to which holders of Units will constitute 99.495% of the outstanding voting power and the holder of the Class B Limited Partnership Interest will constitute .505% of the outstanding voting power.

     NASDAQ: The National Association of Securities Dealers Automated Quotation System.

     National Securities Exchange: An exchange registered with the Securities and Exchange Commission under Section 6(a) of the Exchange Act.

     Net Agreed Value: The Net Agreed Value means (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any indebtedness either assumed by the Partnership upon such contribution or to which such property is subject when contributed and (b) in the case of any property distributed to a Partner or Assignee in liquidation of the Partnership pursuant to Section 15.04(c), the fair market value of such property at the time of such distribution (as determined pursuant to Section 15.04) reduced by any indebtedness either assumed by such Partner or Assignee upon such distribution or to which such property is subject at the time of such distribution.

     Net Income or Net Loss: "Net Income" or "Net Loss" for any Fiscal Year or other period means an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

           (i) Any income of the Partnership that is exempt from federal income tax and is not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition will be added to such taxable income or loss;

          (ii) Any expenditures of the Partnership not deductible in computing taxable income or loss, not properly chargeable to capital accounts and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition shall be subtracted from such taxable income or loss;

          (iii) Any income, gain or loss attributable to the taxable disposition of any property will be determined by the Partnership as if the adjusted basis of such property as of the date of disposition was equal in amount to the Carrying Value of such property as of such date, notwithstanding that the adjusted tax basis of such property differs from its Carrying Value;

          (iv) In accordance with the requirements of Section 704(b) of the Code, for any Fiscal Year or period, any deduction for depreciation, depletion or amortization attributable to Contributed Property or Adjusted Property shall be an amount which bears the same ratio to the Carrying Value of such property as of the beginning of such Fiscal Year or period as the federal income tax depreciation, depletion, amortization, or other cost recovery deduction for such period bears to the adjusted tax basis of such property at the beginning of such Fiscal Year or period; provided, however, that if such property has an adjusted tax basis equal to zero, depreciation, depletion or amortization shall be determined using any reasonable method that the General Partner has adopted;

           (v) Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(m), the computation of all items of income, gain, loss, and deduction shall be made without regard to any election under Section 754 of the Code which may he made by the Partnership; and

          (vi) All items of income, gain, loss or deduction specially allocated pursuant to Section 6.03(b) and Section 6.05 hereof shall not be taken into account.

     Operating Partnership: CMC Heartland Partners, a Delaware general partnership.

     Outstanding Limited Partnership Interests: The Class B Limited Partnership Interest and the Outstanding Units. The holders of the Outstanding Units will constitute 99.495% of the outstanding voting power and the holders of the Class B Interest will constitute .505% of the outstanding voting power of the Outstanding Limited Partnership Interests.

     Outstanding Unit: The number of Units shown on the books and records of the Partnership to be outstanding other than Units held by the Partnership; provided, however, that for purposes of Article XVI and for the determination of the affirmative vote required to take any action hereunder, the number of Outstanding Units shall not include Units held by Assignees.

     Partner: Any Person who is a General Partner or a Limited Partner; Partners means two or more of such Persons.

     Person: Any individual, corporation, association, partnership, joint venture, trust, estate or other entity or organization.

     Plan Liabilities: Plan Liabilities shall have the meaning ascribed to such term in the Conveyance Agreement.

     Purchase Price: An amount per Unit equal to 100% of the Unit Price (as hereinafter defined), determined as of the date of the public announcement of an intention to call Units pursuant to Article XVIII hereof.

     Record Date: The date established by the General Partner as the record date for purposes of any entitlement hereunder.

     Record Holder: The Limited Partner or Assignee in whose name a Unit is registered on the books and records of a Transfer Agent and, as applied to the General Partner's interest in the Partnership, the owner thereof, in each case as of the close of business on any Record Date.

     Residual Gain or Residual Loss: The net gain or net loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent that such net gain or net loss is not allocated pursuant to Sections 6.04(b)(i)(A) or 6.04(b)(ii)(A) to eliminate Book-Tax Disparities.

     Substituted Limited Partner: A Person who is admitted to the Partnership as a Limited Partner pursuant to this Agreement in place of an Assignee or a Limited Partner, and with all of the rights of, a Limited Partner pursuant to
Section 13.05 and who is listed as a Limited Partner on the books and records of the Partnership.

     Transfer Agent: Any bank, trust company or other Person appointed by the Partnership to act as transfer agent for the Units.

     Transfer Application: An application and agreement for the transfer of Units in the form described in Section 12.02.

     Treasury Regulations: Treasury Regulations promulgated in final, temporary or proposed form under the Code, as such Treasury Regulations may be amended from time to time. Any reference herein to a specific Treasury Regulation provision shall be deemed to include a reference to the corresponding provision of any successor provision.

     Unit: The interest of a Class A Limited Partner or an Assignee in the Partnership representing such fractional part of the interests of all Class A Limited Partners or Assignees pursuant to this Agreement as is equal to the quotient of one divided by the number of Outstanding Units.

     Unit Price: An amount per Unit, as of any date of determination, equal to
(i) if the Units are at the time traded on a National Securities Exchange, the average of the last reported sale price per Unit regular way or, in case no such reported sales have taken place on any such date, the last reported bid price per Unit regular way, on the five trading days immediately preceding the date of determination, (ii) if such Units are at the time being traded on NASDAQ and not on a National Securities Exchange, the average of the last reported sales price per Unit regular way or, in case no such reported sales have taken place on any such date, the average of the closing bid price per Unit regular way, on the five trading days immediately preceding such date of determination, or (iii) if the Units are not listed for trading on a National Securities Exchange or traded on NASDAQ, an amount equal to the fair market value of a Unit as of such date of determination, as determined by the General Partner using any reasonable method of valuation.


                                   ARTICLE II

                                  ORGANIZATION

     SECTION 2.01. Formation of Partnership. The General Partner and Edwin Jacobson as an organizational limited partner formed the Partnership on October 6, 1988, pursuant to the provisions of the Delaware RULPA by filing a Certificate of Limited Partnership with the office of the Secretary of State of the State of Delaware. If the laws of any jurisdiction in which the Partnership transacts business so require, the General Partner shall file with the appropriate office in that jurisdiction any documents necessary for the Partnership to qualify to transact business in such jurisdiction and shall use its best efforts to file with the appropriate office in that jurisdiction any documents necessary to establish and maintain the Limited Partners' limited liability in such jurisdiction. The Partners further agree and obligate themselves to execute, acknowledge and cause to be filed for record, in the place or places and manner prescribed by law, any amendments and/or restatements to the Certificate of Limited Partnership as may be required, either by the Delaware RULPA, by the laws of a jurisdiction in which the Partnership transacts business or by this Agreement, to reflect changes in the information contained therein or otherwise to comply with the requirements of law for the continuation, preservation and operation of the Partnership as a limited partnership under the Delaware RULPA.

     SECTION 2.02. Organizational Limited Partner. In order to form the Partnership under the Delaware RULPA, the General Partner has accepted contributions to the capital of the Partnership in the amount of $10.00 from Edwin Jacobson, as an organizational limited partner, for an interest in the Partnership, and Edwin Jacobson thereafter assigned all rights, title and interest in and to such interest to CMC which has been admitted to the Partnership as a limited partner of the Partnership and as part of the assignment, the General Partner and Organizational Limited Partner entered into the Second Agreement which is amended and restated in its entirety by this Agreement.

     SECTION 2.03. Name. The name of the Partnership is HEARTLAND PARTNERS, L.P. The General partner shall promptly execute, file and record any assumed or fictitious name certificates required by the laws of any state in which the Partnership transacts business. The words "Limited Partnership" shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole discretion may change the name of the Partnership at any time or from time to time. The Partnership's business may be conducted under any other names or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof.

     SECTION 2.04. Place of Business. The principal place of business of the Partnership shall be 547 West Jackson Boulevard, Chicago, Illinois 60606. The General Partner may hereafter change the principal place of business of the Partnership to such other place or places as the General Partner may determine from time to time in its sole discretion. The General Partner shall give notice of any such change to the Limited Partners in the first quarterly or annual report delivered to the Partners after such change, unless the General Partner, in its sole discretion, determines earlier notice is necessary to protect the interests of the Limited Partners.

     SECTION 2.05. Registered Office and Registered Agent. The registered office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801.


                                   ARTICLE III

                                    PURPOSES

     SECTION 3.01. Purposes and Business. The principal purpose and business of the Partnership shall be to acquire a 99.99% general partnership interest in the Operating Partnership, and to engage, through the Operating Partnership or other partnerships or corporations, joint ventures or other entities, in owning, operating, financing, leasing, managing, selling, developing and otherwise dealing with the Contributed Properties and any other real estate or other properties or interests therein that the Partnership hereafter may acquire, together with any and all improvements now or in the future existing thereon, together with such other rights and interests in real and personal property appurtenant thereto or necessary or desirable in connection therewith and anything incidental or necessary to the foregoing which may lawfully be conducted by a limited partnership formed pursuant to the Delaware RULPA.

     SECTION 3.02. Powers. The Partnership shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes and business described herein and for the protection and benefit of the Partnership, and shall have, without limitation, any or all of the powers that may be exercised on behalf of the Partnership by the General Partner pursuant to Article VII.

     SECTION 3.03.  Changes in the Tax Laws.

     (a) If, as a result of a change in the federal income tax laws or the occurrence of any other event, the General Partner reasonably believes there is a substantial risk that either the Partnership or the Operating Partnership may be treated as an association taxable as a corporation for federal income tax purposes:

           (i) the General Partner, in its sole discretion, shall have the right, but not the obligation, to cause the Units to be delisted from any securities exchange on which they may be traded and to take any other steps necessary or desirable to eliminate or restrict the transferability of the Units so as to avoid classification of the Partnership as an association taxable as a corporation for federal income tax purposes; and

          (ii) the General Partner, in its sole discretion, shall have the right, but not the obligation, (A) to cause the Partnership to transfer its assets, subject to its liabilities, to a newly formed corporation in exchange for all of the common stock of such corporation and to distribute such common stock to the Partners and Assignees in liquidation of the Partnership, (B) to attempt to qualify the Partnership as a "real estate investment trust" for federal income tax purposes, either in corporate, trust or other permitted form, or (C) to attempt to qualify the Partnership for any other pass-through treatment then available for federal income tax purposes.

     (b) Notwithstanding anything to the contrary act forth in this Section 3.03, no action may be taken pursuant to subsection (a)(ii) above unless the Partnership shall have received a written opinion of independent counsel to the Partnership to the effect that the Limited Partners and Assignees would not be liable for the debts and obligations of the entity in which the Limited Partners and Assignees have a continuing equity interest to a greater extent than they would be under the Delaware RULPA.


                                   ARTICLE IV

                             TERM OF THE PARTNERSHIP

     The Partnership commenced on the date upon which the Certificate of Limited Partnership was filed with the office of the Secretary of State of the State of Delaware pursuant to Section 2.01 and shall continue until December 31, 2065, unless dissolved and liquidated before such date in accordance with the provisions of this Agreement or extended beyond December 31, 2065 pursuant to a Majority Vote.


                                    ARTICLE V

                                CAPITAL ACCOUNTS

     SECTION 5.01.  Capital Contributions.

     (a) Class A Limited Partners - The General Partner is hereby authorized, on behalf of the Partnership, to take and permit the taking of all of the following actions. The General Partner shall admit CMC and MLC as Class A Limited Partners and as Record Holders of Units upon the effectiveness of the transfer of assets to the Operating Partnership pursuant to the Conveyance Agreement. Immediately after the admission of CMC and MLC as Class A Limited Partners, CMC shall cease to be the Organizational Limited Partner and shall have returned to it the amount of $10 as the initial contribution of the Organizational Limited Partner, and notwithstanding its withdrawal as Organizational Limited Partner, CMC shall continue to be a Class A Limited Partner. Immediately thereafter, MLC shall transfer all of its Units to CMC, and upon the effectiveness of such transfer, MLC shall cease to be a Class A Limited Partner. Thereupon, CMC, as Record Holder of all of the Units, shall continue to be a Class A Limited Partner. In the Distribution, CMC shall distribute on the Distribution Date all of the Units to Common Stockholders of record on the Distribution Record Date or to such Persons as the Common Stockholders have properly instructed CMC in the manner required by CMC in connection with the Distribution (collectively, "Transferees"), subject to applicable withholding tax requirements. On or about the Distribution Date, each Common Stockholder of record on the Distribution Record Date or Transferee, as the case may be, who executes a Transfer Application, this Agreement or any other writing evidencing the intent of such Person to become a Class A Limited Partner shall be admitted to the Partnership as a Class A Limited Partner. On the Distribution Date, any Common Stockholder or Transferee, as the case may be, who has not become a Class A Limited Partner shall be an Assignee upon the acceptance of a Unit, and such Common Stockholder's or Transferee's, as the case may be, acceptance of a Unit will constitute the Common Stockholder's or Transferee's, as the case may be, agreement to the terms and conditions of this Agreement. After the admission of the first of the Common Stockholders or Transferees on or about the Distribution Date as a Class A Limited Partner, following the receipt of a signed Transfer Application or other writing evidencing the intent of such Person to become a limited partner of the Partnership, and the listing of such Person as a limited partner of the Partnership on the books and records of the Partnership, CMC shall cease to be a Class A Limited Partner of the Partnership. The General Partner is hereby authorized to take all action necessary or incidental to effectuate the foregoing transactions and hereby consents to the foregoing. The initial capital of the Partnership represented by the Units shall be the aggregate amount of cash and cash equivalents and Net Agreed Value of any other property contributed to the Partnership by CMC and MLC. Units shall not be assessable, except as required by law, and, except as expressly set forth in
Section 5.01(c) hereof, no Limited Partner shall be required or entitled to make any additional capital contributions to the Partnership.

     (b) General Partner - The General Partner shall contribute $160,000 to the Partnership as a capital contribution. In addition, the General Partner hereby agrees to make a capital contribution in cash, upon the dissolution and liquidation of the Partnership, or upon the General Partner's withdrawal or removal pursuant to Section 14.01 hereof, in an amount equal to the lesser of
(i) the excess of (x) 1.01% of the Capital Contributions of all of the Limited Partners to the Partnership as reflected in the Capital Accounts of the Limited Partners (as determined in the sole discretion of the General Partner) after taking into account the issuance of any additional Units pursuant to Section
9.01 hereof; over (y) the amount of all Capital Contributions previously contributed to the Partnership by the General Partner or (ii) the deficit balance, if any, in the General Partner's Capital Account at the time of such dissolution, withdrawal or removal. The General Partner shall not be required to make any capital contributions to the Partnership other than pursuant to this
Section 5.01(b).

     (c) Class B Limited Partner - The General Partner is hereby authorized to admit CMC as the Class B Limited Partner upon the effectiveness of the assumption of the Plan Liabilities by the Partnership and the Operating Partnership pursuant to the Conveyance Agreement. As and when a payment attributable to the satisfaction, discharge or other resolution of a Plan Liability is due, the Partnership shall notify the Class B Limited Partner of the amount thereof, and the Class B Limited Partner shall pay such amount to the Partnership, the Operating Partnership or the claimant with respect to the Plan Liability, until the aggregate amount of such payments and any other contributions under this paragraph (c) is equal to $ . Such payments shall be treated as capital contributions to the Partnership, whether such amounts are paid to the Partnership or the Operating Partnership or directly to the claimant with respect to the Plan Liability. On December 31, 1993, the Class B Limited Partner shall pay the excess, if any, of $ over the aggregate amount previously paid or deemed paid under this paragraph (c) to the Partnership (other than interest), as a capital contribution. The amounts (other than interest) payable to the Partnership by the Class B Limited Partner pursuant to the preceding sentences of this paragraph (c) shall be referred to as the "Deferred Capital

Contribution." The Class B Limited Partner shall pay interest on the undrawn balance a the Deferred Capital Contribution at the average one year Treasury bill rate as in effect from time to time, payable monthly. The Class B Limited Partner shall have the right to prepay, without penalty, the Deferred Capital Contribution and shall have the right, but not the obligation, to make additional capital contributions to the Partnership. The payments of the Deferred Capital Contribution by the Class B Limited Partner shall be credited against the personal liability of the Class B Limited Partner for the Plan Liabilities as set forth in Section 8.01(b) hereof.

     (d) The initial capital contributions of each of the Partners, the Deferred Capital Contribution and any additional capital contributions by each of them are referred to collectively as the "Capital Contributions."

     (e) No Partner shall have the right to demand a return of all or any part of his or its Capital Contributions during the term of the Partnership, and any return of such Capital Contributions shall be made solely from the assets of the Partnership and only in accordance with the terms of this Agreement. No interest shall be paid on Capital Contributions.

     SECTION 5.02.  Capital Accounts.

     (a) A capital account shall be maintained on the books and records of the Partnership for each Partner or Assignee (his "Capital Account"). To each Capital Account shall be credited (i) the amount of cash and cash equivalents and the Net Agreed Value of any other property contributed by such Partner or Assignee to the Partnership, and (ii) the Partner's or Assignee's distributive share of Net Income allocated pursuant to Section 6.03(a) hereof and any items of income allocated pursuant to Section 6.05 hereof, and from each Capital Account there shall be debited (i) the amount of cash and cash equivalents and the Net Agreed Value of any other property distributed to the Partner or Assignee pursuant to this Agreement and (ii) the Partner's or Assignee's distributive share of Net Loss allocated pursuant to Section 6.03(a) hereof, and of any other items of expense or deduction allocated pursuant to Sections 6.03(b) and 6.05 hereof. A Substituted Limited Partner or an Assignee will succeed to the Capital Account of his transferor relating to the partnership interest or Unit transferred. However, if the transfer of a partnership interest or Unit causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Capital Accounts of all Partners and Assignees and Carrying Values of Partnership assets shall be redetermined as of the date of such termination in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(l) and Section 5.02(b)(ii) hereof. In such event, each Partner's and Assignee's Capital Account shall be equal to the net fair market value of his interest in the Partnership as of such date as determined by the General Partner using any reasonable method a valuation (including by reference the fair market value of the Units). Subsequent to such redetermination, allocations of depreciation, gain or loss with respect to assets held by the Partnership on the date of such termination shall be governed by the principles set forth in Section 704(c).

     (b) (i) Consistent with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f), if any additional Units (or other interests in the Partnership) are to be issued pursuant to Section 9.01 hereof, the Capital Accounts of the Partners and the Carrying Values of all Partnership assets shall, immediately prior to such issuance, be adjusted upwards or downwards to reflect the difference between the Carrying Value of the Partnership assets and the fair market value thereof, as if such difference had been recognized as gain or loss upon an actual sale of such assets immediately prior to such event and had been allocated pursuant to Section 6.03 hereof. In determining such gain or loss, the fair market value of the Partnership assets, as of the date of determination, shall equal (x) 1.0152% (or such other percentage as the General Partner, in its sole discretion, determines is appropriate in calculating the value of the Partnership by reference to the then price at which the additional Units or other interests are issued) of the product a the number of Outstanding Units, as of the date of determination, and the price at which such additional Units are issued, plus (y) the amount of any Partnership indebtedness outstanding as of the date of determination.

          (ii) In addition, in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution of Partnership property (other than cash or cash equivalents) or the distribution of cash or cash equivalents in redemption of a Partner's interest in the

Partnership, the Capital Accounts and the Carrying Values of the Partnership properties will be adjusted upwards or downwards to reflect the difference between the Carrying Value of such Partnership properties and the fair market value thereof as determined by the General Partner using any reasonable method a valuation, as if such gain or loss had been recognized upon an actual sale of such properties immediately prior to such event and had been allocated among the Partners and Assignees at such time pursuant to Section 6.03 hereof.

     (c) If the Partnership's adjusted tax basis in any depreciable or cost recovery property is reduced for federal income tax purposes in respect of any tax credit available to the Partnership for federal income tax purposes, the amount of such reduction shall solely for purposes hereof be deemed to be an additional depreciation or cost recovery deduction in the year such basis is reduced and shall be allocated among the Partners and Assignees pursuant to
Section 6.03 hereof. Any restoration of such basis shall, to the extent possible, be allocated in the same manner to the Partners or Assignees to whom such deemed deductions were allocated.

     SECTION 5.03. Negative Capital Accounts. At no time during the term of the Partnership or upon dissolution and liquidation thereof shall a Partner or Assignee with a negative balance in his Capital Account have any obligation to the Partnership or the other Partners to restore such negative balance, except as may be required by law or, in the case of the General Partner, to the extent of its remaining obligation pursuant to Sections 5.01(b) and 14.02 hereof.

     SECTION 5.04. General Partner Not Personally Liable for Return of Capital. Notwithstanding anything to the contrary contained herein, the General Partner shall not be personally liable for the distribution or return of the Capital Contributions of the Limited Partners, or any portion thereof, it being expressly agreed that any such distribution, return or payment as may be made at any time or from time to time shall be made solely from the assets of the Partnership.


                                   ARTICLE VI

                        PROFITS AND LOSSES, DISTRIBUTIONS

     SECTION 6.01. Fiscal Year, Fiscal Period, Taxable Year. The fiscal year (the "Fiscal Year") of the Partnership for Partnership accounting purposes shall be the same as the taxable year of the Partnership for federal income tax purposes. A fiscal period (a "Fiscal Period") shall end on the last day of each calendar month. Except as otherwise required by the Code, the taxable year of the Partnership shall be the calendar year. The General Partner shall have authority to change the taxable year of the Partnership if the General Partner, in its sole discretion, subject to approval of the Internal Revenue Service, shall determine such change to be necessary or appropriate to the business of the Partnership. The General Partner shall give notice of any such change to the Limited Partners in the first quarterly or annual report delivered to the Partners after such change.

     SECTION 6.02.  Determination of Profits and Losses.

     (a) For Partnership accounting purposes and federal income tax purposes, the Partnership shall use the accrual method of accounting.

     (b) As of the close of business on the last day of each Fiscal Period, the Partnership's Net Income, Net Loss and other items of income and deductions allocable pursuant to Sections 6.03, 6.04 and 6.05 hereof shall be computed, and the Capital Accounts of each Partner shall be adjusted, to reflect the allocations pursuant to Sections 6.03 and 6.05 hereof.

     SECTION 6.03. Allocations for Capital Account Purposes. (a) Except as provided in Section 6.03(c), Net Income or Net Loss of the Partnership shall be allocated, for each Fiscal Period, as follows:

           (i) to the General Partner in an amount equal to 1% thereof;

          (ii) to the Class A Limited Partners and Assignees as a group in an amount equal to 98.5% thereof and, subject to Section 13.04, to each Class A Limited Partner or Assignee in the ratio that the number of Units owned by such Limited Partner or Assignee, as of the last day of such Fiscal Period, bears to the total number of Outstanding Units as of such date; and

         (iii) to the Class B Limited Partner in an amount equal to .5% thereof.

     (b) All items of loss, deduction, credit or expense (or any other tax attribute) attributable to the satisfaction, discharge or other resolution of the Plan Liabilities (including any items which would be described in Section 705(a)(2)(B) of the Code) shall be allocated 99% to the Class B Limited Partner and 1% to the General Partner until the aggregate amount of all such items allocated to the Class B Limited Partner pursuant to this Section 6.03(b) equals the aggregate amount of Capital Contributions of the Class B Limited Partner to the Partnership.

     (c) To the extent that, after crediting the Capital Account of each Partner or Assignee with an amount equal to the sum of the amounts (if any) that such Partner or Assignee would be obligated to contribute or otherwise restore to the Partnership pursuant to this Agreement or be deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulation Sections 1.704-1T(b)(4)(iv)(f) and 1.704-1T(b)(4)(iv)(h)(5), an allocation of a Net Loss to a Partner or Assignee for a Fiscal Period pursuant to Section 6.03(a) would cause such Partner or Assignee to have a negative balance in its Capital Account at a time when one or more other Partners or Assignees would have a positive balance in their Capital Accounts, (i) such Net Loss shall be allocated only among Partners and Assignees having positive balances in their Capital Accounts (in proportion to the amounts of such positive balances) until such positive balances are reduced to zero, and thereafter shall be allocated in accordance with Section 6.03(a), and (ii) notwithstanding anything to the contrary in
Section 6.03(a), future allocations of Net Income and Net Loss shall be allocated among the Partners and Assignees so that, to the extent possible, the net amount of such allocations of Net Income and Net Loss shall be equal to the net amount that would have been allocated to each Partner and Assignee if the allocation pursuant to Section 6.03(c)(i) had not occurred.

     (d) Notwithstanding anything to the contrary contained herein, the interest of the General Partner in each item of Partnership income, gain, loss, deduction or credit will be equal to at least 1% of each of such items at all times during the existence of the Partnership. For purposes of the preceding sentence, the General Partner's determination a such items shall be final and binding on all parties.

     SECTION 6.04. Allocations for Tax Purposes. (a) For federal income tax purposes, except as otherwise provided in this Section 6.04, items of income, gain, loss, deduction, credit, depreciation and cost recovery deductions comprising Net Income and Net Loss or otherwise described in, and allocated pursuant to, Section 6.03 shall be allocated among the Partners and Assignees in the same proportions as such items are allocated pursuant to Section 6.03.

     (b) (i) For federal income tax purposes, (A) items of income, gain, loss, depreciation and cost recovery deductions attributable to a Contributed Property shall be allocated among the Partners and Assignees in a manner consistent with the principles of Section 704(c) of the Code in order to attempt to eliminate Book-Tax Disparities, and (B) except as otherwise provided in this Section 6.04, any item of Residual Gain or Residual Loss attributable to Contributed Property shall be allocated among the Partners and Assignees in accordance with this
Section 6.04 in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.03. Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement.

          (ii) For federal income tax purposes, items of income, gain, loss, depreciation and cost recovery deductions attributable to an Adjusted Property will be allocated among the Partners and Assignees (A)(x) first, in a manner consistent with the principles of Section 704(c) of the Code to attempt to eliminate Book-Tax Disparities, taking into account the difference between the fair market value of such property and its Carrying Value as of the date the Carrying Value of such property was adjusted pursuant to Section 5.02(b) hereof, and the subsequent allocations made in respect of such property pursuant to
Section 5.02(b) hereof, and (y) second, in the event such property originally was a Contributed Property, in a manner consistent with Section 6.04(b)(i) hereof, and (B) except as otherwise provided in this Section 6.04, any item of Residual Gain or Residual Loss attributable to Adjusted Property shall be allocated among the Partners and Assignees in accordance with this Section 6.04 in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.03.

          (iii) Any items of income, gain, loss or deduction otherwise allocable under Section 6.04 shall be subject to allocation by the General Partner in a manner designed to eliminate, to the maximum extent possible, Book-Tax Disparities in a Contributed Property or Adjusted Property otherwise resulting from the application of the "ceiling" limitation (under Section 704(c) of the Code or Section 704(c) principles) to the allocations provided under Section 6.04(b)(i) or 6.04(b)(ii).

     (c) All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to Partners and Assignees in accordance with the provisions of this Section 6.04 shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that such allocations, once made, will be adjusted as necessary and appropriate to take into account those adjustments permitted by Sections 734 and 743 of the Code and, where appropriate, to provide only Partners and Assignees recognizing gain on Partnership distributions covered by Section 734 of the Code with the federal income tax benefits attributable to the increased basis in Partnership property resulting from any election under Section 754 of the Code.

     SECTION 6.05. Amendment of Allocation Provisions. To preserve uniformity of Units (or any class or classes thereof), to provide for the admission or withdrawal of a partner, to comply with applicable rules and regulations under
Section 704 of the Code, or for the proper administration of the Partnership, including, without limitation, the allocation of income between a transferor and a transferee of Units, the General Partner may, in its sole discretion, (i) amend the provisions of this Agreement (including the provisions of Sections 5.02, 6.02, 6.03 and 6.04) and make special allocations of gross income or deductions as appropriate; provided, however, that such amendments or allocations would not unfairly discriminate against any Limited Partner and that the allocations as so amended would be consistent with the principles of Section 704 of the Code; and (ii) adopt such conventions as it deems appropriate in making allocations of depreciation and cost recovery deductions and in allocating income, gain, loss, deduction and credit between transferors and transferees of Units (in accordance with Section 13.04 hereof). If the General Partner determines, based on advice of counsel, that no reasonable convention or method is available to preserve uniformity of Units (or any class or classes thereof) under this Section 6.05, and the General Partner in its sole discretion so elects, the Units may be separately identified as distinct classes to reflect differences in tax or economic attributes.

     SECTION 6.06.  Distributions.

     (a) The Partnership shall distribute, upon receipt of distributions from the Operating Partnership, an amount equal to the excess of (i) the distribution from the Operating Partnership over (ii) the cash requirements of the Partnership, including, but not limited to, (A) any costs and expenses described in Section 10.02, including reserves for such costs and expenses as the General Partner in its sole discretion deems appropriate, (B) any costs and expenses required for the servicing and repayment of indebtedness, (C) any general and administrative charges, including amounts payable to the General Partner, (D) any property and operating taxes, (E) such reserves for contingencies as the General Partner may deem advisable and (F) such reserves for future growth or otherwise as the General Partner, in its sole discretion, may deem advisable; provided, however, that the Partnership shall not make any distribution to any Partner or Assignee if and to the extent that such distribution is prohibited by Delaware RULPA
Section 17-607(a) or other applicable law.

     (b) All distributions, except upon liquidation of the Partnership, shall be made as follows:

           (i) to the General Partner in an amount equal to 1% thereof,

          (ii) to the Class A Limited Partners and Assignees as a group in an amount equal to 98.5% thereof and to each Class A Limited Partner or Assignee in the ratio that the number of Units owned by such Limited Partner or Assignee on the Record Date of such distribution bears to the total number of Outstanding Units held by Class A Limited Partners or Assignees on such Record Date; and

         (iii) to the Class B Limited Partner in an amount equal to .5% thereof,

     (c) So long as the Units are traded on a National Securities Exchange, the General Partner shall announce the amount and date of any distribution to be made with respect to the Units and the Record Date for determining the Partners and Assignees to whom such distribution is to be made no less than the minimum period required by such National Securities Exchange before such Record Date. Such Record Date shall be the last day of the fiscal quarter in respect of which such distribution is to be made.

     (d) The General Partner is authorized to take any action that it determines in its sole discretion to be necessary or appropriate to cause the Partnership to comply with any requirement relating to the withholding of taxes, and may withhold taxes from any distribution to any Partner or Assignee to the extent required by the Code or any other applicable federal, state, local or foreign law, including, without limitation, Sections 1441, 1442, 1445 and 1446 of the Code. For purposes of this Agreement, any taxes so withheld by the Partnership with respect to any amount distributed by the Partnership to any Partner or Assignee shall be deemed to be a distribution or payment to such Partner or Assignee, shall reduce the amount otherwise distributable to such Partner or Assignee pursuant to this Agreement and shall reduce the Capital Account of such Partner or Assignee.

     (e) If the Partnership is required by applicable law to pay any federal, state or local income tax on behalf of any Partner or Assignee or any former Partner or Assignee (i) the General Partner shall pay such tax on behalf of such Partner or Assignee or former Partner or Assignee from the funds of the Partnership, (ii) any amount so paid on behalf of any Partner or Assignee shall constitute a distribution to such Partner or Assignee pursuant to Section 6.06 hereof and (iii) to the extent any such Partner or Assignee (but not a former Partner or Assignee) is not then entitled to such distribution under this Agreement, the General Partner shall be authorized, without the approval of any Partner or Assignee and notwithstanding any provision in this Agreement to the contrary, to amend this Agreement insofar as is necessary to maintain the uniformity of intrinsic tax characteristics as to all Units and to make subsequent adjustments to distributions in a manner which, in the reasonable judgment of the General Partner, will make as little alteration in the priority and amount of distributions otherwise applicable under this Agreement and will not otherwise alter the distributions to which Partners and Assignees are entitled under this Agreement. If the Partnership is permitted (but not required) by applicable law to pay any such tax on behalf of any Partner or Assignee or former Partner or Assignee, the General Partner shall be authorized (but not required) to pay such tax from the funds of the Partnership and to take any action consistent with this Section 6.06(e). The General Partner shall be authorized but not required to take all necessary or appropriate actions to collect all or any portion of a deficiency in the payment of any such tax which relates to prior periods which is attributable to Persons who were Limited Partners or Assignees when such deficiencies arose from such Persons.

                                   ARTICLE VII

                                   MANAGEMENT

     SECTION 7.01. Management and Control of the Partnership. The General Partner shall have full, exclusive and complete discretion to manage and control the business and affairs of the Partnership, to make all decisions affecting the business and affairs of the Partnership and to take all such actions as it deems necessary or appropriate to accomplish the purpose of the Partnership as set forth herein. No Limited Partner or Assignee, as such, shall have any authority, right or power to bind the Partnership, or to manage or control, or to participate in the management or control of, the business and affairs of the Partnership in any manner whatsoever.

     SECTION 7.02. Powers of General Partner. Except as otherwise expressly provided herein, the General Partner (acting on behalf of the Partnership) shall have the right, power and authority, in the management of the business and affairs of the Partnership, to do or cause to be done any and all acts, at the expense of the Partnership, as the case may be, deemed by the General Partner to be necessary or appropriate to effectuate the business, purposes and objectives of the Partnership. The power and authority of the General Partner shall include, without limitation, the power and authority:

          (a) to acquire, own, lease, sublease, manage, finance, hold, deal in, request re-zoning of, control or dispose of any interests or rights in personal property or real property;

          (b) to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Partnership;

          (c) to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other class or demands of or against the Partnership or to hold such proceeds against the payment of contingent liabilities;

          (d) to borrow money or to obtain credit in such amounts, at such rate of interest and upon such other terms and conditions as the General Partner deems appropriate, recourse or nonrecourse, from banks, other lending institutions or any other Person, including the Partners, and pursuant to indentures, loan agreements or any other type of instrument, for any purpose of the Partnership and to secure payment of the principal of any such indebtedness and the interest thereon by mortgage, pledge, conveyance or assignment in trust of or grant security interests in the whole or any part of any or all of the property and assets of the Partnership;

          (e) to make, execute, assign, acknowledge and file on behalf of the Partnership any and all documents or instruments of any kind which the General Partner may deem necessary or appropriate in carrying out the purposes and business of the Partnership; and any Person dealing with the General Partner shall not be required to determine or inquire into its authority or power to bind the Partnership or to execute, acknowledge or deliver any and all documents in connection therewith;

          (f) to assume obligations, enter into contracts, including contracts of guaranty or suretyship, incur liabilities, lend money and otherwise use the credit of the Partnership, and to secure any of the obligations, contracts or liabilities of the Partnership, by mortgage, pledge or other encumbrance of all or any part of the property and income of the Partnership;

          (g)  to invest funds of the Partnership;

          (h) to employ and engage suitable agents, employees, advisers, consultants and counsel (including any custodian, investment adviser, accountant, attorney, corporate fiduciary, bank or other reputable financial institution, or any other agents, employees or Persons who may serve in such capacity for the General Partner or any Affiliate of the General Partner) to carry out any activities that the General Partner is authorized or required to carry out under this Agreement, including, without limitation, a Person (including CMC or any of its Affiliates) who may be engaged to undertake some or all of the general management, property management, financial accounting and record keeping or other duties of the General Partner and to indemnify such Persons against liabilities incurred by them in acting in such capacities on behalf of the Partnership;

          (i) to register, qualify, list or report, or cause to be registered, qualified, listed or reported, this Agreement, the Units issued in connection herewith or the Partnership pursuant to the Securities Act of 1933, the Exchange Act, any other securities laws of the United States, the securities laws of any state of the United States, the laws of any other jurisdiction, the rules of any securities exchange or pursuant to an automated quotation system of a registered securities association as the General Partner deems appropriate;

          (j) to qualify the Partnership to do business in any state, territory, dependency or foreign country;

          (k) to sell or dispose of all or a portion of the Partnership's assets for the benefit of the Partners and the Assignees at the times and on terms determined by the General Partner, in its sole discretion;

          (l) to exercise any and all powers granted to the Partnership in the agreement of partnership of the Operating Partnership and to execute and deliver any and all modifications, amendments, supplements or restatements to the agreement of partnership of the Operating Partnership as the General Partner, in its sole discretion, deems necessary or appropriate;

          (m) to form or cause to be formed, and to own the stock of, one or more corporations, and to form or cause to be formed and to participate in partnerships, joint ventures, trusts or other entities;

          (n) to possess and exercise any additional rights and powers of a general partner under the partnership laws of Delaware (including, without limitation, the Delaware RULPA) and any other applicable laws, to the extent not expressly prohibited by this Agreement; and

          (o) to make any changes necessary or appropriate in the Certificates to facilitate the transfer of Units to, and the holding of Units by, nominees.

     In addition to the foregoing, the General Partner shall have the authority, without the approval of the Limited Partners (a) for business or regulatory reasons, to merge or otherwise combine the Partnership and the Operating Partnership, and (b) to vote in its sole discretion on any proposal to amend the partnership agreement of the Operating Partnership in any manner not directly and materially adverse to the holders of Units; provided, however, that the General Partner shall not enter into any amendment of the partnership agreement of the Operating Partnership that would be directly and materially adverse to the holders of the Units without the prior written approval of a majority of the Outstanding Units held by Persons who are not Affiliates of the General Partner.

     The expression of any power or authority of the General Partner in this Agreement shall not in any way limit or exclude any other power or authority which is not specifically or expressly set forth in this Agreement. Notwithstanding any of the foregoing, the Partnership will operate in such a manner as the General Partner deems reasonable and necessary or appropriate to preserve the limited liability of the Limited Partners.

     SECTION 7.03. Title to Assets of the Partnership. Title to assets of the Partnership, whether real, personal or mixed or tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner or Assignee, individually or collectively, shall have any ownership interest in such assets of the Partnership or any portion thereof. Title to any or all of the assets of the Partnership may be held in the name of the Partnership, the General Partner or of one or more nominees, as the General Partner may determine. The General Partner declares and warrants that any assets of the Partnership for which legal title is held in the name of the General Partner shall be held in trust by the General Partner for the use and benefit of the Partnership in accordance with the terms and provisions of this Agreement. All assets of the Partnership shall be recorded as the property of the Partnership on its books and records, irrespective of the name in which legal title to such assets of the Partnership is held.

     SECTION 7.04. Other Business Activities of Partners. Any Partner or Affiliate thereof may have business interests or may engage in other business ventures of any nature or description whatsoever in addition to those relating to the Partnership, whether presently existing or hereafter created, and may compete, directly or indirectly, with the business of the Partnership and such activities shall not be deemed wrongful or improper. No Partner or Affiliate thereof shall incur any liability to the Partnership or any other Partner as the result of such Partner's pursuit of such other business interests and ventures and competitive activity, and neither the Partnership, the Operating Partnership nor any of the other Partners shall have any right to participate in such other business interests or ventures or to receive or share in any income or profits derived therefrom.

     SECTION 7.05. Transactions with General Partner or Affiliate. The Partnership is expressly permitted to enter into transactions with the General Partner or any Affiliate thereof provided that the terms of any such transaction are substantially equivalent to terms obtainable by the Partnership from a comparable unaffiliated third party.

     SECTION 7.06. Liability of General Partner to Partnership and Limited Partners or Assignees. The General Partner, its Affiliates and all officers, partners, directors, employees and agents of the General Partner and its Affiliates shall not be liable to the Partnership, to Limited Partners or Assignees or to any Person who has acquired an interest in the Partnership for any losses sustained or liabilities incurred, including monetary damages, as a result of any act or omission or breach of fiduciary duty (including a breach of any duty of care or any duty of loyalty) of the General Partner or any such other Person if the conduct of the General Partner or such other Person did not constitute actual fraud, or willful or wanton misconduct.

     SECTION 7.07. Indemnification of General Partner and Affiliates.

     (a) To the fullest extent permitted by law, the Partnership shall indemnify and hold harmless the General Partner, its Affiliates and all officers, partners, directors, employees and agents of the General Partner and its Affiliates (individually, an "Indemnitee") from and against any and all losses, claims, damages, liabilities, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise, by reason of his management of the affairs of the Partnership, the Operating Partnership or the General Partner or his status as a General Partner, an Affiliate thereof, or partner, director, officer, employee or agent thereof or a Person serving at the request of the Partnership, the General Partner or any Affiliate thereof in another entity in a similar capacity, which relates to or arises out of the Partnership, its property, business or affairs or the General Partner, its properties, businesses or affairs or any document filed with or submitted to the Securities and Exchange Commission or any indemnification of underwriters given in connection therewith, regardless of whether the Indemnitee continues to be a General Partner, an Affiliate thereof or a partner, director, officer, employee or agent thereof at the time any such liability or expense is paid or incurred, and regardless of whether the liability or expense accrued at or relates to, in whole or in part, any time before, on or after the date hereof. The negative disposition of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee acted in a manner contrary to the standard set forth in Section

7.07(b) below. Any indemnification pursuant to this Section 7.07 shall be made only out of the assets of the Partnership and to the extent provided by the first sentence of this Section 7.07.

     (b) An Indemnitee shall not be entitled to indemnification under this
Section 7.07 with respect to any claim, issue or matter in which it has been adjudged liable for actual fraud or willful or wanton misconduct unless and only to the extent that the court in which such action was brought, or another court of competent jurisdiction, determines upon application that, despite the adjudication of liability, but in view of all of the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for such liabilities and expenses as the court may deem proper.

     (c) To the fullest extent permitted by law, expenses (including legal fees) incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.07.

     (d) The indemnification provided by this Section 7.07 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, bylaw or vote of the Partners or as a matter of law or otherwise, both as to action in the Indemnitee's capacity as the General Partner, an Affiliate thereof or a partner, director, officer or employee or agent thereof and as to action in any other capacity, shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of an Indemnitee.

     (e) The General Partner and the Partnership may purchase and maintain insurance, to the extent and in such amounts as the General Partner shall, in its sole discretion, deem reasonable, on behalf of Indemnitees and such other Persons as the General Partner shall determine against any liability that may be asserted against or expense that may be incurred by such Person in connection with activities of the Partnership or such Indemnitees, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement. The General Partner and the Partnership may enter into indemnity contracts with Indemnitees and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under this Section 7.07 and containing such other procedures regarding indemnification as are appropriate.

     (f) In no event may an Indemnitee subject the Limited Partners or Assignees to personal liability by reason of these indemnification provisions.

     (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.07 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

     (h) The provisions of this Section 7.07 are for the benefit of the Indemnitees and their heirs, successors, assigns, administrators and personal representatives and shall not be deemed to create any rights for the benefit of any other Persons. The provisions of this Section 7.07 shall not be amended in any way that would adversely affect the General Partner without the consent of the General Partner.

     SECTION 7.08.  Other Matters Concerning General Partner.

     (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

     (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by them, and any opinion of any such Person as to matters that the General Partner reasonably believes to be within its professional or expert competence (including, without limitation, any opinion of legal counsel to the effect that the Partnership would "more likely than not" prevail with respect to any matter) shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by the General Partner hereunder in good faith and in accordance with such opinion.

     (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through a duly appointed attorney or attorney-in-fact. Each such attorney or attorney-in-fact shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform each and every act and duty which is permitted or required to be done by the General Partner hereunder.

     SECTION 7.09. Purchase or Sale of Units. The General Partner may, on behalf of and for the account of the Partnership, purchase or otherwise acquire Units and, following any such purchase or acquisition, may sell or otherwise dispose of such Units in accordance with applicable law. In addition to the foregoing, the General Partner and its Affiliates from time to time also may purchase or otherwise acquire Units for their own account and may, subject to the provisions of Section 13.03, sell or otherwise dispose of such Units.

     SECTION 7.10.  Resolution of Conflicts of Interest.

     (a) Unless otherwise expressly provided herein, (i) whenever a conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, or any Limited Partner or Assignee on the other hand, or (ii) whenever this Agreement or any other agreement contemplated herein or therein provides that the General Partner shall act in a manner which is, or provide terms which are, fair and reasonable to the Partnership, the Operating Partnership, or any Limited Partner or Assignee, the General Partner shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interests of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the General Partner, the resolution, action or terms so made, taken or provided by the General Partner shall not constitute a breach of this Agreement or any other agreement contemplated herein.

     (b) Whenever in this Agreement or the partnership agreement of the Operating Partnership the General Partner is permitted or required to make a decision (i) in its "sole discretion" or "discretion," or under a grant of similar authority or latitude, the General Partner shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership, the Operating Partnership, the Limited Partners or the Assignees, or (ii) in its "good faith" or under another express standard, the General Partner shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, the partnership agreement of the Operating Partnership or any other agreement contemplated herein or therein. Each Limited Partner or Assignee hereby agrees that any standard of care or duty imposed in this Agreement, the partnership agreement of the Operating Partnership or any other agreement contemplated herein or under the Delaware RULPA or any other applicable law, rule or regulation shall be modified, waived or limited in each case as required to permit the General Partner to act under this Agreement, the partnership agreement of the Operating Partnership or any other agreement contemplated herein and to make any decision pursuant to the authority prescribed in this Section 7.10(b) so long as such action or decision does not constitute willful misconduct and is reasonably believed by the General Partner to be consistent with the overall purposes of the Partnership.

                                  ARTICLE VIII

                                LIMITED PARTNERS

     SECTION 8.01.  Liability of Limited Partners.

     (a) No Limited Partner or Assignee as such shall have any personal liability whatsoever, whether to the Partnership, to any of the Partners or Assignees, to the creditors of the Partnership or to any other Person, for the debts of the Partnership. Except as otherwise expressly required by law, a Limited Partner or Assignee as such shall have no liability in excess of (i) the amount of his Capital Contribution, (ii) his share of any undistributed profits and assets of the Partnership, (iii) his obligation to make other payments expressly provided for in this Agreement and (iv) the amount of any distributions wrongfully distributed to him. For purposes of Delaware RULPA
Section 17-607(b), no Limited Partner or Assignee that receives a distribution in violation of Delaware RULPA Section 17-607(a) shall be deemed to know at the time of the distribution that the distribution violated Delaware RULPA Section 17-607(a) without actual knowledge thereof. The payment of any such money or distribution of any such property to a Limited Partner or Assignee, whether or not deemed to be a return of capital, shall be deemed to be a compromise within the meaning of Section 17-502(b) of the Delaware RULPA, and the Limited Partner or Assignee receiving any such money or property shall not be required to return any such money or property to any Person, the Partnership or any creditor of the Partnership. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any distribution made by the Partnership in violation of Delaware RULPA Section 17-607(a) was with the knowledge of a Limited Partner or Assignee, any obligation under applicable law to return the same or any portion thereof to or for the account of any Person, the Partnership or its creditors shall be the obligation of such Limited Partner or Assignee and not of the General Partner.

     (b) Notwithstanding anything to the contrary herein, to the extent the Plan Liabilities do not exceed the amount of the Deferred Capital Contribution, (i) the Class B Limited Partner shall be personally liable for 99% of such Plan Liabilities and the General Partner shall be liable for 1% of such Plan Liabilities, and (ii) no Partner shall be liable for any Plan Liability except to the extent described in clause (i). The payments of the Deferred Capital Contribution shall be credited against, and to the extent thereof shall discharge, the personal liability of the Class B Limited Partner for such Plan Liabilities.

     SECTION 8.02. No Management by Limited Partners. No Limited Partner (other than the General Partner or any agent or employee of the General Partner, in its capacity as such, if such Person shall also be a Limited Partner) shall take part in the day-to-day management, operation or control of the business and affairs of the Partnership. The Limited Partners shall not have any right, power, or authority to transact any business in the name of the Partnership or to act for or on behalf of or to bind the Partnership. The Limited Partners shall have no right other than those specifically provided herein or granted by law where consistent with a valid provision hereof.


                                   ARTICLE IX

               ISSUANCE OF ADDITIONAL INTEREST IN THE PARTNERSHIP

     SECTION 9.01. Additional Issuances of Securities; Additional Issuance of Units.

     (a) Subject to Section 9.01(b) and (c) below, in order to raise additional capital or acquire assets, to redeem or retire Partnership debt, to obtain funds to lend or contribute to the Operating Partnership or for any other proper Partnership purposes, the General Partner is authorized to cause the Partnership to issue Units at any time or from time to time to the General Partner, to Limited Partners or to other Persons and to admit them to the Partnership as additional Limited Partners, all without any consent or approval of the Limited Partners. Subject to Section 9.01(b), the General Partner shall have sole and complete discretion in determining the rights, powers and duties and the consideration and terms and conditions with respect to any future issuance of Units. The General Partner is also authorized to cause the Partnership to issue any other type of security (including, without limitation, secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into Units, or options, rights, warrants or appreciation rights relating to Units, any debt obligations or any combination of any of the foregoing) from time to time to the General Partner or to Limited Partners or other Persons on terms and conditions established in the sole and complete discretion of the General Partner without the approval of the Limited Partners. The General Partner shall do all things it deems to be appropriate or necessary to comply with the Delaware RULPA and is authorized and directed to do all things it deems to be necessary or permissible in connection with any such future issuance, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any securities exchange on which the Units or other such security is listed for trading. Any additional issuances pursuant to this Section (except issuances in connection with the General Partner's exchange of its general partnership interest in the Partnership or the Operating Partnership for Units) shall be made only after receipt of the opinion of a nationally recognized investment banking firm that such issuance is fair to the Limited Partners who are not Affiliates of the General Partner from a financial point of view.

     (b) Any additional capital raised pursuant to Section 9.01(a) shall be contributed by the Partnership to the Operating Partnership. If all other partners of the Operating Partnership do not simultaneously make proportionate capital contributions thereto, the Partnership's interest in the Operating Partnership shall be increased in proportion to its additional capital contribution. The approval by a Majority Vote of the Limited Partners who are not Affiliates of the General Partner shall be necessary if the proceeds of such capital contribution are to be lent by the Operating Partnership to an Affiliate of the General Partner.

     (c) The General Partner or any Affiliate thereof may, but is not obligated to, make capital contributions to the Partnership in the form of cash or other property (including any portion of its general partnership interest in the Partnership or the Operating Partnership) in exchange for Units. The number of Units issued to the General Partner in exchange for any Capital Contribution in the form of its general partnership interest in the Partnership or the Operating Partnership shall be a number of Units representing the same direct or indirect percentage interest in the Partnership or the Operating Partnership (as the case may be) as the general partnership interest exchanged therefor. Except as set forth above, the number of Units issued to the General Partner or any such Affiliate in exchange for any capital contribution shall not exceed the Net Agreed Value of the contributed property or the amount of cash, as the case may be, divided by the Unit Price of a Unit as of the date of such issuance. In addition, the General Partner may, but is not obligated to, exchange its general partnership interest in the Operating Partnership for an increased general partnership interest in the Partnership, which increase shall represent the same indirect percentage interest in the Operating Partnership as the general partnership interest exchanged therefor. Any issuance of Units to the General Partner or any Affiliate thereof or of any increased general partnership interest in the Partnership to the General Partner on terms that do not satisfy the standards set forth in this Section 9.01(c) shall be made only after receipt of the opinion of a nationally recognized investment banking firm that such issuance is fair to the Limited Partners who are not Affiliates of the General Partner from a financial point of view.

     (d) Any transaction pursuant to this Article IX (other than a transaction described in Section 3.03) shall be permitted if (and only if) the General Partner determines (a "Tax Determination") that the transaction would not cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes.

     SECTION 9.02.  Splits and Combinations.

     (a) The General Partner may make a distribution in Units to all Class A Limited Partners or Assignees in accordance with Section 6.06 or may effect a subdivision or combination of Units, but in each case only on a pro rata basis so that, after such distribution, subdivision or combination, each Partner and

Assignee shall, subject to Section 9.02(c), have the same relative interests in the Partnership as before such distribution, subdivision or combination.

     (b) Promptly following any such distribution, subdivision or combination, the General Partner may cause Certificates to be issued to the Record Holders representing the new number of Units held by such Record Holder, or the General Partner may adopt such other procedures as it may deem appropriate to reflect such distribution, subdivision or combination; provided, however, that in the event any such distribution, subdivision or combination results in a smaller total number of Outstanding Units, the General Partner may require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to the Record Date.

     (c) The Partnership shall not be required to issue fractional Units upon any distribution, subdivision or combination of Units. In the event any distribution, subdivision or combination of Units would result in the issuance of fractional Units, each fractional Unit shall either be rounded to the next highest whole Unit or paid in cash, at the sole discretion of the General Partner.

     SECTION 9.03. No Preemptive Rights. No Partner shall have any preemptive, preferential or other right with respect to (a) additional capital contributions; (b) issuance or sale of Units, whether unissued or treasury; (c) issuance of any obligations, evidences of indebtedness or other securities of the Partnership convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such unissued or treasury Units; (d) issuance of any right or subscription to or right to receive, or any warrant or option for the purchase of, any of the foregoing securities; or (e) issuance or sale of any other securities that may be issued or sold by the Partnership.


                                    ARTICLE X

                            COMPENSATION AND EXPENSES

     SECTION 10.01. Compensation to General Partner. The General Partner will receive no compensation for the performance of its services hereunder.

     SECTION 10.02. Direct and Indirect Expenses; Expenses in Connection with Organization of Partnership and Offering of Units. The Partnership shall be responsible for its own expenses and all expenses incurred on its behalf and shall reimburse the General Partner and its Affiliates for any amounts paid in connection with such expenses, including all out-of-pocket fees, costs and expenses actually incurred by the Partnership, the General Partner and its Affiliates in connection with (a) the formation of the Partnership; (b) the qualification of the Partnership to do business in any state in which the General Partner determines that such qualification is advisable; (c) the registration of the Units under applicable federal and state securities laws in connection with the Distribution thereof; (d) the distribution of the Units and
(e) the listing of the Units on a National Securities Exchange; including, without limitation, (i) printing, mailing, filing and recordation expenses; (ii) charges of agents and appraisers; (iii) expenses of registration and qualification of the Units under applicable federal and state securities laws;
(iv) legal (including tax advice) and accounting fees and disbursements and (v) other out-of-pocket expenses of a similar nature incurred by the General Partner or any Affiliate of the General Partner in connection with such activities; provided, however, that the Operating Partnership shall bear the audit fees, tax preparation fees, transfer agent fees and bookkeeping expenses of the Partnership, as well as any other expenses that the Operating Partnership specifically agrees to bear. Any reimbursement to the General Partner or its Affiliates shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.07 of this Agreement.

                                   ARTICLE XI

                                FINANCIAL MATTERS

     SECTION 11.01.  Books and Records.

     (a) The General Partner shall keep, or cause to be kept books and records with respect to the Partnership, showing assets, liabilities, income, operations, transactions and the financial condition of the Partnership. The General Partner shall maintain and preserve all Partnership books and records for such period as the General Partner, in its reasonable discretion, shall determine necessary or appropriate, subject to any requirement of federal or state law.

     (b) Each Limited Partner, and each Limited Partner's duly authorized representatives, shall have the right, at reasonable times and at such Limited Partner's own expense, but only for a purpose reasonably related to the Limited Partner's interest in the Partnership as a limited partner and subject to any confidentiality limitations reasonably imposed by the General Partner in order to protect trade secrets and similar proprietary information and to comply with applicable securities laws regarding "inside information": (i) to inspect and copy the books of the Partnership and other reasonably available records and information concerning the operations of the Partnership; including copies of any appraisal reports and copies of the federal, state and local income tax returns of the Partnership; (ii) to receive a current list of the name and last known business, residence or mailing address of each Partner and (iii) to receive copies of this Agreement and the Certificate of Limited Partnership and all amendments or certificates of amendment, as the case may be, thereto.

     SECTION 11.02.  Financial Statements and Information.

     (a) All Partnership financial statements shall be accurate and complete in all material respects and shall present fairly the financial positions and operating results of the Partnership.

     (b) As soon as practicable, but in no event later than 120 days after the close of each Fiscal Year, the General Partner shall cause to be mailed to each Record Holder as of the last day of such Fiscal Year reports containing financial statements of the partnership and the Operating Partnership for such Fiscal Year, presented in accordance with generally accepted accounting principles, including a balance sheet, a statement of income, a statement of Partners' equity and a statement of cash flows, such statements to be audited by a firm of independent accountants selected by the General Partner.

     (c) As soon as practicable, but in no event later than 75 days after the close of each fiscal quarter, except the last fiscal quarter of each Fiscal Year, the General Partner shall cause to be mailed to each Record Holder as of the last day of that fiscal quarter a report containing such financial information for that fiscal quarter as the General Partner deems appropriate.

     (d) The General Partner shall provide to each Record Holder such other reports and information concerning the business and affairs of the Partnership
(i) as the General Partner, in its sole and absolute discretion, may deem necessary or appropriate, or (ii) to the extent not provided for in Section 11.02(b) or (c), as a Limited Partner requests for a purpose reasonably related to such Limited Partner's interest in the Partnership as a limited partner, or
(iii) as may be specifically required by the Delaware RULPA or by any other law or any regulation of any regulatory body applicable to the Partnership or any rule of any securities exchange on which the Units may be listed.

     (e) The General Partner shall provide any of the reports or other information referred to in this Section 11.02 to such federal, state or local governments, governmental agencies, other regulatory entities or securities exchanges as shall be required or as the General Partner, in its sole and absolute discretion, may deem necessary or appropriate.

     SECTION 11.03. Accounting Decisions. All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the General Partner.

     SECTION 11.04. Place Maintained. The books, accounts and records of the Partnership at all times shall be maintained at the Partnership's principal office or, at the option of the General Partner, at the principal place of business of the General Partner.

     SECTION 11.05. Preparation of Tax Returns. The General Partner, at the expense of the Operating Partnership, shall arrange for the preparation and timely filing of all returns of the Partnership showing all income, gains, deductions and losses necessary for federal, state or local income tax purposes, as the case may be, and shall use all reasonable efforts to furnish to the Record Holders within ninety (90) days after the close of each taxable year of the Partnership the tax information reasonably required by the Record Holders for federal, state and local income tax reporting purposes.

     SECTION 11.06.  Tax Elections.

     (a) Except as otherwise specifically provided herein, the General Partner shall, in its sole discretion, determine whether to make any available election under the Code or any applicable state or local tax law on behalf of the Partnership.

     (b) The General Partner shall have the authority, in its sole discretion, to make the election described in Section 754 of the Code on behalf of the Partnership. The General Partner shall have the right to seek to revoke any such election upon the General Partner's determination that such revocation is in the best interest of the Limited Partners.

     (c) The Partnership shall elect to amortize and deduct expenses incurred in organizing the Partnership over a 60-month period as provided in Section 709 of the Code.

     (d) No election shall be made by the Partnership or any Partner for the Partnership to be excluded from the application of any of the provisions of Subchapter K, Chapter 1 of Subtitle A of the Code or from any similar provisions of any state or local tax laws.

     (e) The General Partner shall be the "designated organizer" responsible for registering the Partnership, if necessary, pursuant to Treasury Regulation
Section 301.6111-IT and as the "designated person" responsible for maintaining lists of investors in the Partnership pursuant to Treasury Regulation Section 301.6112-IT.

     (f) The General Partner may request permission, pursuant to any applicable state or local regulation, to file, and may file, pursuant to state law, a combined state or local nonresident personal income tax return on behalf of all eligible Record Holders and consistent with Section 6.06(e) hereof withhold from such holders and pay to such states any applicable state or local tax.

     SECTION 11.07. Tax Controversies. The General Partner shall be the "tax matters partner" of the Partnership within the meaning of Section 6231(a)(7) of the Code and is authorized to represent the Partnership (at the expense of the Operating Partnership) in connection with all examinations of the affairs of the Partnership by any federal, state or local tax authorities, including any resulting administrative and judicial proceedings, and to expend funds of the Partnership for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner in connection with the conduct of all such proceedings.

                                   ARTICLE XII

                          ISSUANCE OF UNIT CERTIFICATES

     SECTION 12.01. Issuance of Unit Certificates. Upon the issuance of the Units, the General Partner shall cause the Partnership to issue one or more Certificates registered in the name of each Limited Partner evidencing the number of Units so issued. Each such Certificate shall be denominated in terms of the number of Units evidenced by such Certificate. Upon the transfer of a Unit in accordance with Article XIII, the General Partner shall cause the Partnership to issue replacement Certificates, in accordance with such procedures as the General Partner, in its discretion, may establish. No Certificate shall be issued representing a fraction of a Unit.

     SECTION 12.02.  Registration of Transfer and Exchange.

     (a) The Partnership shall cause to be kept a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of
Section 12.02(b), the Partnership shall provide for the registration of Units and the transfer of such Units. The Transfer Agent is hereby appointed registrar for the purpose of registering Units and transfers of such Units. Upon surrender of any Certificate for registration of transfer or exchange, and subject to the provisions of Section 12.02(b), the General Partner shall execute, and the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Certificates evidencing the same aggregate number of Units as did the Certificate so surrendered.

     (b) Every Certificate surrendered for registration of transfer may be duly accepted on the reverse side thereof or be accompanied by a written instrument of acceptance to the same effect in form satisfactory to the General Partner or the Transfer Agent, as the case may be (a "Transfer Application"), duly executed, in either case, by the transferee or such transferee's attorney duly authorized in writing. A transferee who executes a Transfer Application will, among other things, be deemed to have agreed to be bound by the terms and conditions of this Agreement as further set forth in Section 13.03(d). In addition, (a) if any transferee (or a representative authorized by such transferee orally or in writing) executes this Agreement or any other writing evidencing the intent of such Person to become a Limited Partner, or (b) without such execution, if such transferee (or a representative authorized by such transferee orally or in writing) complies with the conditions for becoming a Limited Partner as set forth in this Agreement or any other writing and requests (orally, in writing or by other action such as payment for a Unit) that the books and records of the Partnership reflect such admission or assignment, such transferee will, among other things, be deemed to have agreed to be bound by the terms and conditions of this Agreement as further set forth in Section 13.03(d). As a condition to the issuance of any new Certificate under this Section 12.02, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

     SECTION 12.03. Mutilated, Lost, Stolen or Destroyed Certificates. The Partnership, through the Transfer Agent, shall issue a new Certificate in place of any mutilated, lost, stolen or destroyed Certificate previously issued if the registered owner of such Certificate:

          (a) in the case of a mutilated certificate, surrenders the same to the Transfer Agent or, in the case of a lost, stolen or destroyed Certificate, makes proof by affidavit, in form and substance satisfactory to the General Partner, that such Certificate has been so lost, stolen or destroyed;

          (b) in the case of a lost, stolen or destroyed Certificate (i) requests the issuance of a new Certificate before the Partnership or the Transfer Agent has notice that such Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim and (ii) if requested by the General Partner or the Transfer Agent, delivers to the Partnership such security as the

     General Partner may require to indemnify the Partnership and the Transfer Agent against any claim that may be made on account of the alleged loss, theft or destruction of such Certificate; and

          (c) satisfies any other reasonable requirements imposed by the General Partner or the Transfer Agent.

     When a previously issued Certificate has been lost, stolen or destroyed, the owner thereof fails to notify the Partnership within a reasonable time after he has notice of such event, and a transfer of Units represented by the Certificate is registered before the Partnership receives such notification, such owner shall be precluded from making any claim against the Partnership or the Transfer Agent with respect to such transfer or for a new Certificate.

     SECTION 12.04. Registered Holder. The Partnership shall be entitled to treat the Record Holder as owner of any Units and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Units on the part of any other Person, whether or not the Partnership or Transfer Agent shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing) is acting as a nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Units, as between the Partnership on the one hand and such other Persons on the other hand, such representative Person (a) shall be the Limited Partner or Assignee (as the case may be) of record and beneficially,
(b) must execute and deliver a Transfer Application or otherwise become a Limited Partner or an Assignee in accordance with the terms, conditions and provisions hereof and (c) shall be bound by this Agreement and shall have the obligations of a Limited Partner or Assignee (as the case may be) hereunder and as provided for herein.


                                  ARTICLE XIII

   TRANSFER OF GENERAL PARTNER'S INTEREST AND UNITS; ADMISSION OF NEW PARTNERS

     SECTION 13.01. Transfer of General Partner's Interest.

     (a) Except as provided in Sections 13.01(b) and 14.01, the General Partner shall not (i) withdraw from the Partnership or (ii) transfer all or any portion of its interest in the Partnership.

     (b) The General Partner shall have the right to transfer all or any portion of its interest in the Partnership (i) to an Affiliate of the General Partner who is admitted as a General Partner and agrees to assume and be bound by the provisions of this Agreement, (ii) in connection with a mortgage, pledge, hypothecation or grant of a security interest in such interest (in which case the General Partner shall continue to be the General Partner but the Partnership shall execute an agreement, in form and substance acceptable to the General Partner and the lender, recognizing the rights and interest of such lender therein upon foreclosure), (iii) in connection with either the transfer by the General Partner of its interest in the Partnership upon its merger or consolidation with or into any other Person or the transfer by the General Partner of all or substantially all of its assets to another Person, and the admission of such Person as a General Partner and the agreement by such Person to assume and be bound by the provisions of this Agreement or (iv) upon a Majority Vote, to any transferee who is admitted as a General Partner and agrees to assume and be bound by the provisions of this Agreement, and such transferee is hereby authorized to continue the business of the Partnership. A transfer pursuant to clause (i), (ii), or (iii) of this Section 13.01(b) shall be permitted without any approval of any Limited Partner and such transferee is hereby authorized to continue the business of the Partnership.

     (c) If the General Partner desires to transfer all or any portion of its general partnership interest in the Partnership pursuant to Section 13.01(b) (other than upon foreclosure pursuant to a mortgage, pledge, hypothecation or grant of a security interest pursuant to clause (ii) thereof) such transfer shall be permitted if (and only if) the General Partner determines that the transaction would not cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes and determines that such transfer would not result in the loss of limited liability of the Limited Partners under the Delaware RULPA; provided, however, that each of such determinations shall be based upon the opinion of one or more independent counsels if such transaction would result in the General Partner or General Partners in the aggregate having a general partnership interest in the Partnership of less than 1%.

     SECTION 13.02. Admission of an Additional or Successor General Partner.

     (a) If the General Partner transfers its entire interest or a portion of its interest in the Partnership pursuant to Section 13.01(b), the transferee shall be admitted as an additional General Partner, without the approval of any Limited Partner. The Limited Partners, by a Majority Vote and with the separate concurrence of the General Partner, may elect an additional General Partner. Any General Partner or additional or successor General Partner shall continue the business and operations of the Partnership without dissolution.

     (b) An additional General Partner selected pursuant to Section 13.02(a) or the transferee of all or any portion of the General Partner's general partnership interest pursuant to Section 13.01 shall be admitted to the Partnership as a General Partner effective as of the date that an amendment of the Certificate of Limited Partnership, adding the name of such additional or successor General Partner and other required information, is filed pursuant to
Section 2.01 and upon receipt by the transferor or former General Partner of all the following, all of which shall occur immediately prior to the transfer, withdrawal or removal of the General Partner pursuant to Sections 13.01, 14.01 and 14.02:

           (i) the successor General Partner's acceptance of, and agreement to be bound by, all the terms and provisions of this Agreement, in form and substance satisfactory to the transferor or former General Partner;

          (ii) evidence of the authority of such additional or successor General Partner to become a General Partner and to be bound by all the terms and conditions of this Agreement;

          (iii) the written agreement of the additional or successor General Partner to continue the business of the Partnership in accordance with the terms and provisions of this Agreement; and

          (iv) such other documents or instruments as may be required in order to effect the admission of the additional or successor General Partner as a General Partner under this Agreement.

     (c) The interest of the General Partner in the Partnership shall be allocated between the General Partner and any additional General Partner selected pursuant to Section 13.02(a) in accordance with a separate agreement between the General Partner and such additional General Partner.

     SECTION 13.03. Transfer of Units and the Class B Limited Partnership Interest.

     (a) No Limited Partner may withdraw from the Partnership; provided, however, that a Limited Partner or Assignee shall have the right to transfer his Units. A transferee shall become an Assignee (i)(A) upon execution and delivery (by the transferee or a representative authorized by the transferee orally or in writing) of a Transfer Application, this Agreement or other writing evidencing the intent of such Person to become a Limited Partner or (B) without such execution, upon compliance with the conditions for becoming a Limited Partner as set forth in this Agreement and by requesting (orally, in writing or by other action such as payment for the Units) that the records of the Partnership reflect such admission or assignment and (ii) the subsequent recording of the transfer by the Transfer Agent. An Assignee shall have an interest in the Partnership that is equivalent to that of a Limited Partner with respect to allocations and distributions, including liquidating distributions, of the Partnership; provided, however, an Assignee shall have no other rights of a Limited Partner except as otherwise provided in this Agreement. A transferee who has not complied with the requirements for becoming an Assignee has no right or interest in the Partnership, except (i) the right to negotiate the Units transferred and (ii) the right to transfer the right to request admission as a limited partner. A transferring Limited Partner shall cease to be a Limited Partner with respect to the Units transferred when the transferee of such Unit becomes an Assignee, whether or not the transferee is admitted as a Substituted Limited Partner.

     (b) Notwithstanding any other provision of this Article XIII, no transfer of any Unit shall be made if such transfer (i) would violate the then applicable federal and state securities laws or rules and regulations of the Securities and Exchange Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer or (ii) would affect the Partnership's existence or qualification as a limited partnership under the Delaware RULPA.

     (c) Any Units, including Units held by the General Partner and/or its Affiliates, may be transferred.

     (d) Every Assignee shall be deemed (i) to have requested admission to the Partnership as a Substituted Limited Partner pursuant to this Article XIII with respect to the Units transferred; (ii) to have agreed to be bound by the terms and conditions of and to have executed this Agreement, and to have agreed to comply with and be bound by this Agreement, and to execute personally any document that the General Partner may reasonably require to be executed in connection with such transfer or with the admission of such transferee as a Substituted Limited Partner pursuant to this Article XIII with respect to the Units transferred; (iii) to have represented that such transferee has authority to agree to be bound by this Agreement; (iv) to have appointed the General Partner and authorized officers and attorneys-in-fact for such transferee to execute, swear to, acknowledge and file any document, including this Agreement, and any amendment to this Agreement, the Certificate of Limited Partnership, and any amendment to the Certificate of Limited Partnership, including documents and instruments necessary or appropriate in any jurisdiction for, and relating to, the transferee's admission as a Substituted Limited Partner with respect to the Units transferred and the transferee becoming a party to this Agreement, as more fully set forth in Article XVII; (v) to have given the power of attorney set forth in Article XVII; and (vi) to have given the consents and waivers set forth herein.

     (e) Subject to applicable law, the General Partner may omit from the Certificate of Limited Partnership and from any other certificates and documents filed in any state in order to qualify the Partnership to do business therein, and from all amendments thereto, the names and addresses of the Limited Partners and Assignees and information relating to the Capital Contributions and share of profits and losses of the Limited Partners and Assignees or state such information in the aggregate rather than with respect to each individual Limited Partner or Assignee.

     (f) Except as provided in Section 13.05(a), the Partnership shall not recognize for any purpose any purported transfer by a Limited Partner or Assignee of all or any part of a Unit held by such Limited Partner or Assignee until such transfer is shown on the books and records of the Transfer Agent.

     (g) The transferability of the Class B Limited Partnership Interest shall be governed by the same rules applicable to the transferability of a Unit.

     (h) The General Partner, in its sole discretion, may implement transfer procedures for Units whereby any transferee of a Unit conclusively shall be deemed by acceptance of such Unit (i) to have requested admission as a Substituted Limited Partner and to have agreed to comply with and be bound by all terms and conditions of this Agreement, (ii) to have represented that such Person has all right, power and authority necessary to enter into this Agreement and (iii) to have granted to the General Partner the power of attorney set forth in Article XVII. The General Partner is hereby authorized to take all action necessary to effectuate the foregoing, including, without limitation, amending this Agreement without any further act, approval or vote of any Limited Partner.

     SECTION 13.04. Allocations and Distributions Subsequent to Assignment.

     (a) All profits and losses of the Partnership attributable to any Unit or the Class B Limited Partnership Interest acquired by reason of an assignment shall be allocated, as provided in Section 13.04(b), among Partners and Assignees (i) in respect of the portion of the Fiscal Year ending on the effective date of the assignment, to the assignor and (ii) in respect of subsequent periods, to the Partner or Assignee.

     (b) The "effective date" of an assignment of an interest in the Partnership for purposes of this Section 13.04 shall be the last day of the month preceding the month in which the Transfer Agent receives a Transfer Application or the transferee otherwise becomes an Assignee as provided herein, and the Transfer Agent records the transfer on its books. The General Partner, in its sole and absolute discretion, may adopt or change the Partnership's method and convention for allocating income, gain, loss, deduction, and credit for each Fiscal Year among transferors and transferees of transferred Units to the extent permitted or required by Section 706 of the Code. No such adoption, revision or modification shall be treated as an amendment to this Agreement requiring the consent of any Unitholder. An Assignee who is allocated any items of income, gain, loss or deduction of the Partnership attributable to his interest in the Partnership after becoming a Record Holder shall not become a Limited Partner unless and until such Assignee is admitted as a Substituted Limited Partner pursuant to Section 13.05 hereof.

     (c) Each distribution in respect of a Unit shall be paid by the Partnership, directly or through any agent, only to the Record Holder of such Unit as of the Record Date set for such distribution.

     SECTION 13.05.  Admission of Substituted Limited Partners; Assignees.

     (a) Upon a transfer of a Unit in accordance with Section 13.03, a Record Holder shall be deemed to have given the transferee of such Unit the right to seek admission as a Substituted Limited Partner with respect to the Unit acquired, in the manner permitted under this Agreement. However, the transferor of a Unit shall only have the authority to convey to a purchaser or other transferee who does not execute and deliver a Transfer Application or otherwise become an Assignee as provided herein, (i) the right to negotiate such Unit to a purchaser or other transferee and (ii) the right to transfer the right to request admission as a Substituted Limited Partner to such purchaser or other transferee in respect of the transferred Units. Subject to the foregoing, each transferee of a Unit (including any Person, such as a broker, dealer, bank, trust company, clearing corporation, other nominee holder, or an agent of any of the foregoing, acquiring such Unit for the account of another Person) may apply to become a Substituted Limited Partner with respect to the Unit transferred to such Person by executing and delivering a Transfer Application at the time of such transfer as provided in Section 13.03 or by otherwise becoming an Assignee as provided herein. Such transferee shall become a Substituted Limited Partner at such time as the General Partner consents thereto, which consent may be given or withheld in the General Partner's sole discretion, and when any such admission is shown on the books and records of the Partnership. If the consent of the General Partner is withheld, such transferee shall be an Assignee and shall have the rights set forth in Section 13.03(a).

     (b) The admission of a Substituted Limited Partner shall be effected without the approval of any of the Partners other than the General Partner.

     SECTION 13.06. Admission of Additional Limited Partners. A Person (other than the Initial Class A Limited Partners) who makes a capital contribution to the Partnership shall be admitted to the Partnership as an additional Limited Partner upon furnishing to the General Partner (a) acceptance, in form satisfactory to the General Partner, of all the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in
Article XVII and (b) such other documents or instruments as may be required in order to effect his admission as a Limited Partner, and such admission shall become effective, without the approval of any of the Partners other than the General Partner, on the date that the General Partner determines in its sole discretion that such conditions have been satisfied and when any such admission is shown on the books and records of the Partnership.


                                   ARTICLE XIV

                             WITHDRAWAL AND REMOVAL

     SECTION 14.01. Withdrawal or Removal of General Partner.

     (a) The General Partner covenants and agrees that it will not withdraw from the Partnership unless such withdrawal shall have been approved by a Majority Vote or as otherwise permitted under this Agreement in connection with a transfer of its interest in the Partnership or otherwise.

     (b) The General Partner may withdraw from the Partnership effective on at least sixty (60) days' advance written notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice. The General Partner shall have no liability to the Partnership or the Partners on account of any withdrawal in accordance with the terms of this Section 14.01.

     (c) The General Partner may he removed as general partner of the Partnership by the affirmative vote of holders of seventy-five percent (75%) or more of the Outstanding Limited Partnership Interests. Any such action by the Limited Partners also must provide for the election of a successor General Partner and such removal shall become effective only upon the contemporaneous admission of the successor General Partner pursuant to Article XIII. Any remaining and any newly-elected successor General Partner is hereby authorized to and shall continue the business of the Partnership.

     (d) Written notice of the removal of the General Partner pursuant to this
Section 14.01 shall be served upon the General Partner in the manner set forth in Section 19.02. Such notice shall set forth the day upon which such removal is to become effective, which date shall not be less than thirty (30) days after the service of the notice upon the General Partner.

     (e) A General Partner removed as a general partner of the Partnership pursuant to this Section 14.01 shall not have any right to participate in the management, control or affairs of the Partnership upon the effective date of such removal.

     SECTION 14.02.  Interest Upon Withdrawal or Removal.

     (a) Upon the withdrawal or removal of the General Partner under Section
14.01 the Partnership shall distribute to such General Partner an amount of cash equal to the balance in its Capital Account following the adjustment of such Capital Account in accordance with Section 5.02(b)(ii).

     (b) Notwithstanding anything to the contrary contained herein, upon withdrawal or removal of the General Partner pursuant to Section 14.01 hereof, if the General Partner has a negative balance in its Capital Account following the adjustment of such Capital Account pursuant to Section 5.02(b)(ii), the General Partner shall be obligated to contribute to the capital of the Partnership the lesser of such deficit balance or the amounts described in
Section 5.01(b)(i) hereof.

     (c) If, at the time of the General Partner's withdrawal or removal, the Partnership is indebted to the General Partner under this Agreement or any other instrument or agreement for funds advanced, properties sold, services rendered or costs and expenses incurred by the General Partner, the Partnership shall, within sixty (60) days after the effective date of such General Partner's departure, pay to the General Partner the full amount of such indebtedness.

     SECTION 14.03. Limitations on Withdrawal or Removal of General Partner and Election of Successor General Partner. Notwithstanding the provisions of Sections 14.01 and 14.02, neither the right of the General Partner to withdraw nor the right of the Limited Partners to remove the General Partner under
Section 14.01 shall be exercised until such time as the Partnership shall have received an opinion of independent counsel that the action in question (i) may be taken without the approval of all Limited Partners, (ii) would not adversely affect the liability of the Limited Partners under the Delaware RULPA and (iii) would not cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes.

     SECTION 14.04. Amendment of Agreement and Certificate of Limited Partnership. This Agreement and the Certificate of Limited Partnership shall be amended to reflect the withdrawal, removal or succession of the General Partner. Any remaining General Partner, and any newly-elected successor General Partner, are hereby authorized to and shall continue the business of the Partnership.


                                   ARTICLE XV

                           DISSOLUTION AND LIQUIDATION

     SECTION 15.01. No Dissolution. The Partnership shall not be dissolved by the admission of additional Limited Partners or Substituted Limited Partners or by the admission of additional General Partners or successor General Partners in accordance with the terms of this Agreement. The death, Bankruptcy or adjudicated incompetency of any Limited Partner shall not in and of itself cause a dissolution of the Partnership.

     SECTION 15.02. Events Causing Dissolution. The Partnership shall be dissolved and its affairs wound up upon the occurrence of any of the following events:

          (a)  the expiration of the term of the Partnership, as provided in
     Article IV;

          (b) the withdrawal, removal or Bankruptcy of the General Partner or assignment by the General Partner of its entire interest in the Partnership, except pursuant to Section 13.01(b), or the occurrence of any other event that results in the General Partner ceasing to be a general partner of the Partnership under Delaware RULPA unless (i) at the time there is at least one other general partner of the Partnership, and such general partner agrees to continue the business of the Partnership, and such general partner does continue the business of the Partnership, or (ii) within 90 days after such event, all Partners agree in writing to continue the business of the Partnership and to the appointment effective as of the date of such event of one or more additional general partners;

          (c) a written determination by the General Partner to dissolve the Partnership;

          (d) the affirmative vote of holders of seventy-five percent (75%) or more of the Outstanding Limited Partnership Interests to dissolve the Partnership;

          (e) the sale by the Partnership of all or substantially all the Partnership's assets; or

          (f) the entry of a decree of judicial dissolution under Section 17-802 of the Delaware RULPA.

     SECTION 15.03. Dissolution. Upon the dissolution of the Partnership, the Liquidating Trustee (as defined in Section 15.04) or the General Partner, as the case may be, promptly shall notify the Partners and Assignees of such dissolution.

     SECTION 15.04. Liquidation. Upon dissolution of the Partnership, the General Partner, or, in the event the dissolution is caused by an event described in Section 15.02(b) and there is no other General Partner, a Person or Persons approved by a Majority Vote (the "Liquidating Trustee"), shall liquidate the Partnership.
The Liquidating Trustee or the General Partner, as the case may be, shall:

          (a) first, pay (or make reasonable provision for the payment of) all creditors of the Partnership, including Partners or Assignees who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Partnership (other than liabilities for distributions to Partners or Assignees) in the order of priority provided by law;

          (b) second, pay (or make reasonable provision for the payment of), on a pro rata basis, all Partners or Assignees, to the extent otherwise permitted by law, in satisfaction of liabilities of the Partnership for distributions to Partners or Assignees; and

          (c) third, determine the fair market value of the Partnership's assets and adjust the Capital Accounts of all the Partners and Assignees upwards or downwards to reflect the difference between the Carrying Value of such assets and the fair market value thereof, as if such gain or loss had been recognized upon an actual sale of such assets and allocated pursuant to
     Section 6.03, and distribute such assets (whether in cash or in kind) to each Partner or Assignee pro rata in accordance with his positive Capital Account balance.

The Liquidating Trustee, if other than the General Partner, shall be entitled to receive such compensation for its services as may be approved by a Majority Vote. The Liquidating Trustee shall agree not to resign at any time without sixty (60) days prior written notice and, if other than the General Partner, may be removed at any time, with or without cause, by written notice of removal approved by a Majority Vote. Upon dissolution, removal or resignation of the Liquidating Trustee, a successor and substitute Liquidating Trustee (who shall have and succeed to all rights, powers and duties of the original Liquidating Trustee) shall be approved within ninety (90) days thereafter by a Majority Vote. The right to approve of a successor or substitute Liquidating Trustee in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidating Trustee are authorized to continue under the provisions hereof, and every reference herein to the Liquidating Trustee will be deemed to refer also to any such successor or substitute Liquidating Trustee approved in the manner herein provided. Except as expressly provided in this Article XV, the Liquidating Trustee approved in the manner provided herein shall have and may exercise, without further authorization or approval of any of the parties hereto, all the powers conferred upon the General Partner under the terms of this Agreement (but subject to all the applicable limitations, contractual and otherwise, upon the exercise of such powers) to the extent necessary or desirable in the good faith judgment of the Liquidating Trustee to carry out his duties and functions hereunder (including the establishment of reasonable reserves for liabilities that are contingent or uncertain in amount) for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidating Trustee to complete the winding up and the liquidation of the Partnership as provided for herein. In the event that no Person is selected to be the Liquidating Trustee as herein provided within one hundred twenty (120) days following the event of dissolution, or in the event that the Limited Partners fail to approve a successor or substitute Liquidating Trustee within the time periods set forth above, any Partner may make application to the Court of Chancery of the State of Delaware to wind up the affairs of the Partnership and, if deemed appropriate, to appoint a Liquidating Trustee and to establish its compensation.

     SECTION 15.05. Termination of Partnership. Except as otherwise provided in this Agreement, the Partnership shall terminate when all of the assets of the Partnership, after payment of or due provision for all debts, liabilities and obligations of the Partnership, shall have been distributed to the Partners and Assignees as provided for in this Article XV, and the Certificate of Limited Partnership shall have been cancelled in the manner required by the Delaware RULPA.

                                   ARTICLE XVI

                             AMENDMENTS AND MEETINGS

     SECTION 16.01. Amendments To Be Adopted Solely by the General Partner. The General Partner (pursuant to the General Partner's powers of attorney from the Record Holders described in Article XVII), without the approval of any Record Holder may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record all documents required or desirable in connection therewith, to reflect:

          (a) a change in the name of the Partnership or the location of the principal place of business of the Partnership;

          (b) the admission, substitution, termination or withdrawal of Partners in accordance with this Agreement;

          (c) a change that is necessary or, in the opinion of the General Partner, advisable to (i) qualify the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or (ii) ensure that the Partnership will not be treated as an association taxable as a corporation for federal income tax purposes;

          (d) a change that is (i) of an inconsequential nature and does not adversely affect the Limited Partners or Assignees in any material respect;
     (ii) necessary or desirable to cure any ambiguity, to correct or supplement any provision herein that would be inconsistent with any other provision herein, or to make any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the provisions of this Agreement, in each case so long as such change does not adversely affect the Limited Partners or Assignees; (iii) necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state statute, so long as such change is made in a manner which minimizes any adverse effect on the Limited Partners or Assignees; (iv) necessary or desirable to facilitate the trading of the Units or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the Units are or will be listed for trading, compliance with any of which the General Partner deems to be in the interests of the Partnership and the Limited Partners or Assignees; or (v) required or contemplated by this Agreement;

          (e) a change in any provision of this Agreement that requires any action to be taken by or on behalf of the General Partner or the Partnership pursuant to the requirements of applicable Delaware law if the provisions of applicable Delaware law are amended, modified or revoked so that the taking of such action is no longer required;

          (f) a change that is necessary to implement the provisions of Section 3.03, Section 6.05, Section 6.06 or Section 9.01; or

          (g) any other amendments similar to the foregoing.

     The authority set forth in Section 16.01(e) shall specifically include the authority to make such amendments to this Agreement and to the Certificate of Limited Partnership as the General Partner deems necessary or desirable in the event the Delaware RULPA is amended to eliminate or change any provision now in effect.

     SECTION 16.02. Amendment Procedures. Except as specifically provided in
Section 16.01 and 16.03, all amendments to this Agreement shall be made solely in accordance with the following requirements:

          (a) Amendments of this Agreement may be proposed only by the General Partner;

          (b) If an amendment is proposed, the General Partner shall seek the written approval of the holders of the requisite number of partnership interests or call a meeting of the Limited Partners to consider and vote on such proposed amendment. A proposed amendment shall be effective upon its approval by a Majority Vote, unless a greater percentage is required by this Agreement; and

          (c) The General Partner shall notify all Partners upon final adoption of any proposed amendment. The General Partner is hereby authorized to execute such adopted amendment on behalf of the Limited Partners and Assignees.

     SECTION 16.03. Amendment Restrictions. Except as otherwise provided in Sections 3.03, 6.05 and 6.06, notwithstanding the provisions of Section 16.01 and 16.02, no amendment to this Agreement shall be valid without a unanimous vote of the Partners if such amendment would (a) adversely affect the liability of the Limited Partners, (b) have an effect on the provisions that allocate distributions and profits and losses or on the voting rights of the Partners that is materially adverse to the Limited Partners or the General Partner unless such materially and adversely affected Partners consent in writing to such amendment, or (c) cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes.

     SECTION 16.04. Meetings. Meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning at least twenty-five percent (25%) of the Outstanding Limited Partnership Interests. Limited Partners desiring to call a meeting shall deliver to the General Partner one or more notices in writing stating that the Limited Partners signing such notices wish to call a meeting and indicating the purposes for which the meeting is to be called. Action at the meeting shall be limited to those matters specified in the notices of the meeting. Within sixty (60) days after receipt of such notices from Limited Partners, or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to Limited Partners as of a Record Date established for such purpose pursuant to Section 16.06. A meeting shall be held at a reasonable time and convenient place determined by the General Partner on a date not more than sixty (60) days after the mailing of notice of the meeting to Limited Partners. Limited Partners may vote either in person or by proxy at any meeting. Holders of Units shall have 99.495% of the outstanding voting power of the Partnership and the holder of the Class B Limited Partnership Interest shall have .505% of the outstanding voting power of the Partnership. Except as otherwise stated in this Agreement, any matter submitted to a vote of the Limited Partners shall be adopted or approved by a Majority Vote. No action shall be taken by the Limited Partners without a meeting duly called and held or without written approval in accordance with Section 16.12. The right of Limited Partners to call meetings pursuant to this Section 16.04 shall not in any way imply that a Limited Partner has any right to propose amendments to this Agreement. An Assignee who has not been admitted as a Substituted Limited Partner shall have no right to participate in any meeting or to vote, either in person, by proxy or by written consent, on any matter.

     SECTION 16.05. Notice of a Meeting. Notice of a meeting called pursuant to
Section 16.04 shall be given either personally in writing or by mail or other means of written communication addressed to each Limited Partner at the address of such Limited Partner appearing on the books and records of the Partnership or the Transfer Agent. An affidavit or certificate of mailing of any notice or report in accordance with the provisions of this Article XVI executed by the General Partner, Transfer Agent or mailing organization shall constitute conclusive (but not exclusive) evidence of the giving of notice. If any notice addressed to a Limited Partner at the address of such Limited Partner appearing on the books and records of the Partnership or Transfer Agent is returned to the Partnership or Transfer Agent by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver such notice, the notice and any subsequent notices or reports shall be deemed to have been duly given to such Limited Partner without further mailing if they are available for the Limited Partners at the principal office of the Partnership for a period of one year from the date of the giving of the notice to all other Limited Partners.

     SECTION 16.06. Record Date. For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners, the General Partner shall set a Record Date, which Record Date shall not be less than ten (10) days nor more than sixty (60) days prior to the date of such meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any securities exchange on which the Units are listed for trading, in which case the rule, regulation, guideline or requirement of such securities exchange shall govern).

     SECTION 16.07. Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed if the time and place of such adjourned meeting are announced at the meeting at which such adjournment is taken, unless such adjournment shall be for more than forty-five (45) days. At the adjourned meeting, the Partnership may transact any business that would have been permitted to be transacted at the original meeting. If the adjournment is for more than forty-five (45) days, or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XVI.

     SECTION 16.08. Waiver of Notice; Approval of Meeting; Approval of Minutes. The transactions of any meeting of Limited Partners, however called and announced and wherever held, are as valid as though they had been approved at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy and if, either before or after the meeting, each of the Limited Partners entitled to vote, not present in person or by proxy, signs a written waiver of notice, or approval of the holding of the meeting, or an approval of the minutes thereof. All such waivers and approvals shall be filed with the Partnership records and made a part of the minutes of such meeting. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting; provided, however, that no such waiver shall occur when the Limited Partner disapproves, at the beginning of the meeting, the transaction of any business at such meeting because the meeting is not lawfully called or convened; and, provided further, that attendance at a meeting is not a waiver of any right to disapprove the consideration of any matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

     SECTION 16.09. Quorum. Limited Partners holding more than fifty percent (50%) of the Outstanding Limited Partnership Interests, whether represented in person or by proxy, shall constitute a quorum at a meeting of Limited Partners. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business, notwithstanding the withdrawal of Limited Partners resulting in less than a quorum, if any action taken (other than adjournment) is approved by the requisite number of Limited Partners specified in this Agreement. In the absence of a quorum, any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of a majority of the Units represented either in person or by proxy at such meeting.

     SECTION 16.10. Conduct of Meeting. The General Partner shall be solely responsible for convening, conducting and adjourning any meeting of Limited Partners, including, without limitation, the determination of Persons entitled to vote at such meeting and existence of a quorum for such meeting, the satisfaction of the requirements of Section 16.04 with respect to such meeting, the conduct of voting at such meeting, the validity and effect of any proxies represented at such meeting and the determination of any controversies, votes or challenges arising in connection with or during such meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and further shall designate a Person to take minutes of any meeting which Person, in either case, may be, without limitation, a Partner or an employee or agent of the General Partner. The General Partner may make all such other regulations, consistent with applicable law and this Agreement, as it may deem advisable concerning the conduct of any meeting of the Limited Partners, including regulation in regard to the appointment of proxies, the appointment and duties of inspectors of votes and the submission and examination of proxies and other evidence of the right to vote.

     SECTION 16.11.  Voting and Other Rights of Limited Partners.

     (a) Only Limited Partners on the Record Date set pursuant to Section 16.06 shall be entitled to notice of, or to vote at (subject to the right to vote by proxy), a meeting of Limited Partners or to act with respect to matters as to which approvals are solicited.

     (b) With respect to Units that are held for a Person's account by a nominee Record Holder (such as a broker, dealer, bank, trust company or earning corporation, or an agent of any of the foregoing), in whose name the Certificates evidencing such Units are registered, such nominee Record Holder shall in exercising any voting rights in respect of such Units, vote such Units in favor of, and at the direction of, the Person on whose behalf such nominee Record Holder is holding such Units, and the Partnership shall be entitled to assume such Record Holder is so acting without further inquiry.

     SECTION 16.12. Action Without a Meeting. Any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if one or more approvals in writing setting forth the approval of the action so taken are signed by Limited Partners owning not less than the minimum number of Outstanding Limited Partnership Interests that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted. Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved thereof in writing. The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time, which shall not be less than forty-five (45) days, specified by the General Partner. If a ballot returned to the Partnership does not vote all the Units held by a Limited Partner, such ballot shall not be deemed to have cast a vote for the Units that were not voted. If approval of the taking of an action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals setting forth such approval shall have no force and effect unless and until (i) they are deposited with the Partnership in care of the General Partner and (ii) approvals sufficient to take the action proposed are dated as of a date not more than ninety (90) days prior to the date sufficient approvals are deposited with the Partnership.


                                  ARTICLE XVII

                                POWER OF ATTORNEY

     Each Limited Partner and each Person who executes a Transfer Application or who becomes an Assignee as provided herein (including any additional or Substituted Limited Partners), hereby irrevocably constitutes, appoints and empowers the General Partner (and any successor by merger, transfer, election or otherwise) and any Liquidating Trustee, and each of the General Partner's authorized officers and attorneys-in-fact, with full power of substitution, as the true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead to make, execute, verify, consent to, swear to, acknowledge, make oath as to, publish, deliver, file and/or record in the appropriate public offices (i) all certificates and other instruments including, at the option of the General Partner, this Agreement and the Certificate of Limited Partnership and all amendments and restatements thereof, that the General Partner deems appropriate or necessary to form and qualify, or continue the qualification of, the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and all jurisdictions in which the Partnership may or may intend to conduct business or own property; (ii) all other certificates, instruments and documents as may be requested by, or may be appropriate under the laws of, any state or other jurisdiction in which the Partnership may or may intend to conduct business or own property; (iii) all instruments that the General Partner deems appropriate or necessary to reflect any conveyances and other instruments or documents, including a Certificate of Cancellation, that the General Partner deems appropriate or necessary to reflect any amendment, change or modification of this Agreement in accordance with the terms hereof; (iv) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to effectuate or reflect the dissolution, termination and liquidation of the Partnership pursuant to the terms of the Agreement; (v) any and all financing statements, continuation statements, mortgages or other documents necessary to grant to or perfect for secured creditors of the Partnership, including the General Partner and its Affiliates, a security interest, mortgage, pledge or lien on all or any of the assets of the Partnership; (vi) all instruments or papers required to continue the business of the Partnership pursuant to Article XV; (vii) all instruments (including this Agreement and the Certificate of Limited Partnership and amendments and restatements thereof) relating to the admission of any Partner pursuant to Article V and Article XIII, and relating to any duly adopted amendment; (viii) all other instruments as the attorneys-in-fact or any one of them may deem necessary or advisable to carry out fully the provisions of the Agreement in accordance with its terms.

     Nothing herein contained shall be construed as authorizing any Person acting as attorney-in-fact pursuant to this Article XVII to take action as an attorney-in-fact for any Limited Partner to increase in any way the liability of such Limited Partner beyond the liability expressly set forth in this Agreement, or to amend this Agreement except in accordance with Article XVI.

     The appointment by each Limited Partner and each Assignee of the Persons designated in this Article XVII as attorneys-in-fact is a power of attorney coupled with an interest in recognition of the fact that each of said Persons will be relying upon the power to act pursuant to this power of attorney for the orderly administration of the affairs of the Partnership. The foregoing power of attorney is hereby declared to be irrevocable, and it shall survive, and shall not be affected by, the subsequent death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of any Limited Partner or Assignee and it shall extend to such Person's heirs, successors and assigns. Each Limited Partner or Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action taken as attorney-in-fact under this power of attorney in accordance with this Agreement. Each Record Holder shall execute and deliver to the General Partner, within fifteen (15) days after receipt of the General Partner's request therefor, all such further designations, powers of attorney and other instruments as the General Partner deems necessary to effectuate this Agreement and the purposes of the Partnership.


                                  ARTICLE XVIII

                             RIGHT TO ACQUIRE UNITS

     (a) Notwithstanding any other provision of this Agreement, in the event less than ten percent (10%) of the Outstanding Units are held by Persons other than the General Partner or its Affiliates, the General Partner shall have the right, which right it may assign and transfer to the Partnership or any Affiliates of the General Partner, exercisable in its sole discretion, to purchase all but not less than all of the Units that remain outstanding and held by Persons other than the General Partner and its Affiliates, at the Purchase Price.

     (b) In the event the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise such right to purchase Units pursuant to subsection (a) above, the General Partner shall mail written notice of such election to purchase (hereinafter in this Article XVIII called the "Notice of Election to Purchase") to the Record Holders of Units not more than ten (10), nor less than sixty (60) days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published at least once during such period in the national edition of the Wall Street Journal. The Notice of Election to Purchase shall specify the date of purchase and the Purchase Price and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase Units, upon surrender thereof in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which the Units are listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Record Holder of Units at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given whether or not the owner receives such notice. On or prior to the date of purchase, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount equal to the aggregate Purchase Price of all Units to be purchased. If the Notice of Election to Purchase shall have been duly given as aforesaid at least ten (10) days prior to the date of purchase, and if on or prior to the date of purchase the aggregate Purchase Price shall have been deposited with the Transfer Agent in trust for the benefit of the holders of Units subject to purchase as provided herein, then from and after the date of purchase and notwithstanding that any Certificates shall not have been surrendered for purchase, all rights of the holders of such Units (including, without limitation, any rights pursuant to Articles V, VI and XVI) shall thereupon cease, except the right to receive the Purchase Price therefor, without interest, upon surrender to the Transfer Agent of Certificates, and such Units shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, on the record books of the Transfer Agent and the Partnership, and the General Partner or any Affiliate of the General Partner or the Partnership, as the case may be, shall be deemed to be the owner of all such Units from and after the date of purchase and shall have all rights as the owner of such Units (including, without limitation, all rights as owner of such Units pursuant to Articles V, VI and XV).

     (c) At any time from and after the date of purchase, a holder of an Outstanding Unit subject to purchase as provided in this Article XVIII may surrender his Certificate evidencing such Unit to the Transfer Agent in exchange for payment of the Purchase Price therefor, without interest thereon.


                                   ARTICLE XIX

                            MISCELLANEOUS PROVISIONS

     SECTION 19.01. Additional Actions and Documents. Each of the Partners hereby agrees to take or cause to be taken such further actions, to execute, acknowledge, deliver and filed or cause to be executed, acknowledged, delivered and filed such further documents and instruments and to use best efforts to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of the Agreement, whether before, at or after the closing of the transactions contemplated by this Agreement.

     SECTION 19.02. Notices. All notices, demands, requests or other communications which may be or are required to be given, served or sent by a Record Holder to the Partnership pursuant to this Agreement shall be in writing and shall be personally delivered or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram or telex, and all notices, demands, requests or other communications which may be or are required to be given, served or sent by the Partnership to any Record Holder pursuant to this Agreement shall be in writing and shall be sent by first class mail or transmitted by telegram or telecopy, addressed as follows:

     (a)  If to the General Partner:

               Milwaukee Land Company
               547 West Jackson Boulevard
               Chicago, Illinois  60606
               Attention:  Edwin Jacobson

          With a copy to:

               Simeon Gold, Esq.
               Weil, Gotshal & Manges
               767 Fifth Avenue
               New York, New York  10153

     (b) If to a Record Holder:

          The last known business, residence or mailing address of such Record Holder reflected in the books and records of the Partnership or the Transfer Agent.

     (c) If to the Partnership:

               Heartland Partners, L.P.
               c/o Chicago Milwaukee Corporation
               547 West Jackson Boulevard
               Chicago, Illinois  60606
               Attention:  Edwin Jacobson

          With a copy to:

               Simeon Gold, Esq.
               Weil, Gotshal & Manges
               767 Fifth Avenue
               New York, New York  10153

Each Record Holder and the Partnership may designate by notice in writing a new address to which any notice, demand or communication may thereafter be so given, served or sent. Each notice, demand, request or communication which shall be delivered, mailed or transmitted in the manner described above shall be deemed sufficiently given, served, sent or received for all purposes when delivered in person or when sent to a Person at the address on the books and records of the Partnership or the Transfer Agent by first class mail or by other means of written communication.

        SECTION 19.03. Severability. The invalidity of any one or more provisions hereof or of any other agreement or instrument given pursuant to or in connection with this Agreement shall not affect the remaining portions of this Agreement or any such other agreement or instrument or any part thereof; and in the event that one or more of the provisions contained herein or therein should be invalid, or should operate to render this Agreement or any such other agreement or instrument invalid, this Agreement and such other agreements and instruments shall be construed as if such invalid provisions had not been inserted.

        SECTION 19.04. Survival. It is the express intention and agreement of the Partners that all covenants, agreements, statements, representations, warranties and indemnities, made in this Agreement shall survive the execution and delivery of this Agreement.

        SECTION 19.05. Waivers. Neither the waiver by a Partner of a breach of or a default under any of the provisions of this Agreement, nor the failure of a Partner, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, remedy or privilege hereunder, shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights, remedies or privileges hereunder. The Partners hereby waive any right of partition and any right to take any other action which otherwise might be available to them for the purpose of severing their relationship with the Partnership or their interest in the Partnership's assets from the interests of the other Partners.

        SECTION 19.06. Exercise of Rights. No failure or delay on the part of a Partner or the Partnership in exercising any right, power or privilege hereunder and no course of dealing between the Partners or between a Partner and the Partnership shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any other rights or remedies which a Partner or the Partnership would otherwise have at law or in equity or otherwise.

        SECTION 19.07. Binding Effect. Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the Partners and their respective heirs, devisees, executors, administrators, legal representatives, permitted successors and assigns.

        SECTION 19.08. Consent of Limited Partners. By acceptance of a Unit, each Limited Partner expressly approves and agrees that whenever in this Agreement it is specified that an action may be taken upon the affirmative vote of less than all the Limited Partners, such action may be so taken and each such Limited Partner shall be bound by the results of such action.

        SECTION 19.09. Entire Agreement. This Agreement contains the entire agreement among the Partners with respect to the transactions contemplated herein, and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein and therein.

        SECTION 19.10. Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Person may require.

        SECTION 19.11. Headings. Article, Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be part of this Agreement for any purpose and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof. All references herein to Articles, Sections and subsections are to Articles, Sections and subsections of this Agreement unless otherwise specifically stated.

        SECTION 19.12. Governing Law. This Agreement, the rights and obligations of the parties hereto and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware.

        SECTION 19.13. Execution in Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all Persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the Persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than such number of counterparts as contain one signature of, or on behalf of, each of the parties hereto.

                                   ARTICLE XX

                                    EXECUTION

        IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.


                                               GENERAL PARTNER:

                                               MILWAUKEE LAND COMPANY

                                               By: /s/ Edwin Jacobson
                                                   ----------------------------
                                               Title:

Attest:

/s/ Leon F. Fiorentino
-------------------------------

                                               ORGANIZATIONAL LIMITED PARTNER:

                                               CHICAGO MILWAUKEE CORPORATION

                                               By: /s/ Edwin Jacobson
                                                   ----------------------------
                                               Title:

Attest:

/s/ Leon F. Fiorentino
-------------------------------

                                               LIMITED PARTNERS:

                                               AllLimited Partners now and
                                                  hereafter admitted as limited
                                                  partners of the Partnership,
                                                  pursuant to Powers of Attorney
                                                  and authorizations now and
                                                  hereafter executed in favor
                                                  of, and granted and delivered
                                                  to, the General Partner.


                                               By:    Milwaukee Land Company
                                                      as Attorney-in-Fact
                                                      for all Limited Partners

                                               By: /s/ Edwin Jacobson
                                                   ----------------------------

                                                                         ANNEX 1
REGISTERED                                                                 UNITS

                         UNITS OF LIMITED PARTNERSHIP IN
                            HEARTLAND PARTNERS, L.P.

                                                                    CUSIP
                                                           (see reverse for cer-
                                                              tain definitions)


This certifies that

is the registered holder of _____ units representing Class A limited partnership interests in Heartland Partners, L.P., a limited partnership formed under the laws of the State of Delaware (the "Partnership"), transferable on the books and records of the Partnership, by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accepted. This Certificate and the Units evidenced hereby are issued pursuant to and shall in all respects be subject to all the provisions of the Amended and Restated Agreement of Limited Partnership of the Partnership as amended or restated from time to time, to all of which the holder by acceptance hereof assents and to the additional terms and provisions on the reverse side hereof. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

        WITNESS the facsimile signatures of duly authorized officers of the General Partner of the Partnership.


Dated:


Countersigned and Registered               HEARTLAND PARTNERS, L.P.


                                           By:    Milwaukee Land Company,
-----------------------------                     Its General Partner
    (New York, New York)


              as Transfer Agent            By:
                and Registrar                                          President


                                           By:
                                                                       Secretary

             Authorized Signature



                                       Annex - 1

                            HEARTLAND PARTNERS, L.P.


        Heartland Partners, L.P., a limited partnership formed under the laws of the State of Delaware (the "Partnership"), will furnish the holder and each assignee of this Certificate and the Units evidenced hereby, without charge on written request to the Partnership at its principal place of business, 547 West Jackson Boulevard, Suite 1510, Chicago, Illinois 60606, a copy of the Amended and Restated Agreement of Limited Partnership of the Partnership, as amended or restated from time to time (the "Partnership Agreement").

        The holder and each assignee hereof hereby adopts the terms and provisions of the Power of Attorney granted in Article XVII of the Partnership Agreement and agrees that such Power of Attorney shall be deemed to be coupled with an interest, shall be irrevocable and shall survive and not be affected by his subsequent death, disability, incapacity, incompetency or bankruptcy, if an individual, or its bankruptcy or termination of existence, if a corporation, partnership or other entity.

        The holder and each assignee hereof hereby adopts the terms and provisions of the Partnership Agreement including those provisions of Article XVIII of the Partnership Agreement granting to the General Partner and its Affiliates a right to purchase Units in the event that less than 10% of the total number of Units then outstanding are held by Persons other than the General Partner and its Affiliates.

        The holder and each assignee hereof hereby further agree to execute and deliver such documents as the Partnership may require to evidence his title to the Units evidenced by this Certificate or to complete the exchange and transfer of such Units. The holder of a Certificate representing Units who is not a United States Person (as defined below) may be subject to withholding with respect to the Units evidenced by this Certificate.

                                   ASSIGNMENT

        For value received,             hereby sells, assigns and transfers unto


Please insert social security number
or other identifying number of assignee
--------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               Please Print or Type Name and Address of Transferee

--------------------------------------------------------------------------Units
representing limited partnership interests evidenced by this Certificate and do hereby irrevocably constitute and appoint

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




                                       Annex - 2
to transfer the said Units on the books and records of the Partnership with full power of substitution in the premises. The undersigned hereby grants the herein named assignee the right to become a substituted limited partner of the Partnership, subject to the terms of the Partnership Agreement.

Dated:
      ------------------------                         -------------------------
                                                              (Signature)

SIGNATURE(S) MUST BE GUARANTEED BY A
  MEMBER FIRM OF THE NEW YORK STOCK
  EXCHANGE OR BY A COMMERCIAL BANK OR
  TRUST COMPANY.
                                                        ------------------------
                                                              (Signature)

                                                   NOTICE: The Signature(s) to
                                                   this Agreement must
                                                   correspond with the Name(s)
                                                   as written upon the face of
                                                   this Certificate in every
                                                   particular, without
                                                   alteration or enlargement or
                                                   any change whatever.

                               ------------------


             APPLICATION TO HEARTLAND PARTNERS, L.P. FOR TRANSFER OF
   UNITS OF CLASS A LIMITED PARTNERSHIP INTERESTS IN HEARTLAND PARTNERS, L.P.

        The Units of Class A limited partnership interests evidenced by this Certificate may be assigned and registered on the books and records of the Partnership upon execution of an Application for Transfer of the Units by the Applicant (as defined below) and delivery thereof to the Transfer Agent and Registrar, either (1) on the Application set forth below or (2) in a separate writing in substantially the form set forth below.
Other methods may also be sufficient to assign the Units.

        The undersigned ("Applicant") hereby (i) applies for transfer to the name of the Applicant of the Units of limited partnership interest in the Partnership evidenced by this Certificate, (ii) requests admission to the Partnership as a substituted limited partner, (iii) certifies that the Applicant has authority to enter into and hereby executes and agrees to be bound by the Partnership Agreement, (iv) grants the Powers of Attorney and makes the consents and waivers set forth in the Partnership Agreement and (v) certifies, under penalties of perjury, to the Partnership and the Transfer Agent and Registrar that the Applicant

(Check one of the following) is [ ] is not [ ] a United States Person.1

        The Applicant agrees to be bound by the terms and conditions of this Application and the Partnership Agreement. The holder of a Certificate representing Units who is not a United States Person may be subject to withholding with respect to the Units evidenced by this Certificate. If the United States Person box is checked, the "Non-Foreign Affidavit" set forth below must be completed.

Dated:
      ---------------------                         ----------------------------
                                                     (Signature of Applicant)

        Note: This Transfer Application may be executed on behalf of a transferee by an attorney, executor, administrator, personal representative, trustee or guardian and, if so executed, the person executing this Transfer Application must give his or her full title in such capacity, and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.


--------------
1. The term "United States Person" shall mean a citizen or resident of the United States, a domestic partnership, a domestic corporation, or any estate or trust (other than a foreign estate or foreign trust), as those terms are defined in Section 7701 of the Internal Revenue Code of 1986, as amended, or any successor section thereto and any Treasury Regulations thereunder.


                                       Annex - 3

             TAX INFORMATION -- TO BE COMPLETED BY TRANSFEREE/BUYER
           PROBABLY BENEFICIAL TO BUYER'S TAX POSITION TO COMPLETE IF
    THESE UNITS ARE TO BE HELD BY A NOMINEE, COMPLETE FOR BENEFICIAL OWNER(S)

                --------------------------
(1) Trade Date      /        /        /
                --------------------------
                   MM       DD       YY


(2) Cost (Purchase price including commissions and other costs) or other tax basis $
       ----------------

(3) Type of Entity (check one)
    (1)[ ] Individual                       (2)[ ] Corporation
    (3)[ ] Exempt Organization              (4)[ ] Fiduciary
    (5)[ ] Partnership(s)                   (9)[ ] Individual-Joint Ownership
                          ------------


(4) Will the Unit be held in the name of a Nominee
     (check one) (1) [ ] Yes    (2) [ ] No

(5) Nationality (check one)

    (1)[ ] U.S. Citizen or Resident or Domestic
           Entity; Indicate State of Residence[ ] [ ]  (3) Foreign Person/Entity
                                State Code

                         ----------------------


(6) These units were acquired as a result of (check one)

    (1)[ ] Purchase                             (2)[ ] Inheritance or Bequest
    (3)[ ] Transfer to controlled corporation   (6)[ ] Gift (including in trust)
              (I.R.C. ss.351)
    (7)[ ] Transfer to revocable trust          (8)[ ] Transfer not involving
                                                       change of beneficial
                                                       ownership
    (9)[ ] Other (Specify)
                          ---------------


(7) Social Security or other Tax I.D. number
                                             -----------------------------------
    Reference to I.R.C. is to the Internal Revenue Code of 1986, as amended




                                       Annex - 4

             U.S. PERSONS SHOULD COMPLETE THE FOLLOWING NON-FOREIGN
                         AFFIDAVIT TO AVOID WITHHOLDING


                              NON-FOREIGN AFFIDAVIT


        Under the Internal Revenue Code of 1986, as amended, Heartland Partners, L.P. may be required to withhold on certain distributions to, or in respect of taxable income allocable to, foreign partners and foreign assignees of Units. To inform Heartland Partners, L.P. that withholding tax is not required with respect to the Unitholder's interest in Heartland Partners, L.P., the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the Unitholder):

Complete Either A or B.

    A.  Individual Unitholder

        1. I am not a nonresident alien as defined for purposes of U.S. income taxation;

        2. My U.S. taxpayer identification number (social security number)
           is                      ; and
              --------------------

        3. My home address is

           ---------------------------------------------------------------------


    B.  Entity Unitholder.

        1.                         is not  a  foreign  corporation, foreign
           -----------------------
            (Name of Unitholder)
partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Tax Regulations);

        2. The Unitholder's U.S. employer identification number is
                                                                  -------------;
and

        3. The Unitholder's office is and place of incorporation (if applicable) is
   -----------------------------------------------------------------------------

        The Unitholder understands that this certification may be disclosed to the Internal Revenue Service by Heartland Partners, L.P. and that any false statement made could be punished by fine, imprisonment, or both. The Unitholder agrees to notify Heartland Partners, L.P. within 60 days of the date it becomes a nonresident alien, foreign corporation, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

        Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct and complete.


Date:                                  Signature
     -------------------                         -------------------------------
                                       Title (if applicable):
                                                             -------------------


                                       Annex - 5